Dated 24 September 2010

UK SPV CREDIT FINANCE PLC
as Issuer

and

DEUTSCHE TRUSTEE COMPANY LIMITED
as Trustee

TRUST DEED

U.S.$200,000,000
9.375 per cent. Loan Participation Notes due 2015
for the sole purpose of financing a loan to
Public Joint-Stock Company Commercial Bank “PrivatBank”

[Linklaters]

Ref: FJK/NICH/EBG/CAP

Linklaters LLP

Table of Contents

Contents Page

1 Definitions and Interpretation	1
2 Covenant to Repay; Ownership	7
3 Form of Notes and Coupons	11
4 Security Interests	11
5 Stamp Duty	17
6 Covenant to Comply with Trust Deed and Schedules	17
7 Enforcement proceedings; Event of Default	17
8 Application of Moneys Received by the Trustee	18
9 Power to Retain and Invest Less than 10 per cent.	19
10 Withholding or Deduction from Distribution or Payment	19
11 Authorised Investments	20
12 Deposit of Documents	20
13 Payment to Noteholders	20
14 Production of Notes	20
15 Covenants by the Issuer	21
16 Amendments and Substitution	24
17 Terms of Appointment	27
18 Provisions in Favour of the Trustee as Regards the Charged Property and the Transferred Rights	34
19 Appointment and Retirement	35
20 Notices	37
21 Law and Jurisdiction	38
22 Severability	39
23 Contracts (Rights of Third Parties) Act 1999	39
24 Counterparts	39

This Trust Deed is made on 24 September 2010 between:

(1)	UK SPV CREDIT FINANCE PLC (the “Issuer”); and
(2)	DEUTSCHE TRUSTEE COMPANY LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

Whereas

(A)	The Issuer has authorised the creation and issue of U.S.$200,000,000 in aggregate principal amount of 9.375 per cent. Loan Participation Notes due 2015 to be constituted by this Trust Deed.
(B)	The Issuer has at the request of Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) agreed to make available to the Borrower a loan facility in the amount of U.S.$200,000,000 on the terms and conditions of the Loan Agreement (as defined below).
(C)	Amounts payable in respect of the Notes shall constitute an obligation of the Issuer only to pay to the Noteholders to the extent of amounts actually received by or for the account of the Issuer pursuant to the Loan Agreement. Accordingly, the Issuer’s obligations are limited recourse.
(D)	By virtue of the Security Interests (as defined below), the Issuer is charging and assigning all of its present and future rights and interests in respect of the Loan Agreement and the Lender Account (as defined below) (except as expressly provided herein) in favour of the Trustee for the benefit of the Noteholders as continuing security for the payment of all sums under this Trust Deed and the Notes.
(E)	The Trustee has agreed to act as trustee for the benefit of the Noteholders of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby declared as follows:

1	Definitions and Interpretation
1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

“Additional Amounts” shall have the meaning given to it in the Loan Agreement;

“Affiliate” of any specified Person means; (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above; For the purpose of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

“Agency Agreement” means the agreement appointing the Agents in relation to the Notes and any other agreement for the time being in force appointing Successor agents in relation to the Notes, together with any agreement for the time being in force amending, restating, supplementing or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes;

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“Agents” means the Principal Paying Agent and the other Paying Agents, or any of them;

“Appointee” means any Receiver, attorney, manager, nominee, custodian, co-trustee, delegate, agent or other person appointed by the Trustee pursuant to the provisions of this Trust Deed;

“Authorised Signatory” means any authorised person or any other person or persons notified to the Trustee by any person authorised to act on behalf of the Issuer as being an Authorised Signatory pursuant to Clause 15.17;

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, New York City, Kyiv and in the city where the Specified Office of the Principal Paying Agent is located;

“Charge” has the meaning ascribed to it in Clause 4.1;

“Charged Property” has the meaning ascribed to it in Clause 4.1;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes, the terms and conditions to be endorsed on the Notes, in the form or substantially in the form set out in Schedule 4, and, in relation to any Further Notes, the terms and conditions endorsed on the related Notes in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Trust Deed; and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes accordingly and any reference in this Trust Deed to a particular numbered Condition in relation to any Further Notes shall be construed as a reference to the provision (if any) in the Conditions of such Further Notes which corresponds to the particular numbered Condition of the Notes;

“Couponholder” means the bearer of a Coupon;

“Coupons” means the bearer coupons relating to the Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” has the meaning ascribed to it in the Loan Agreement;

“Extraordinary Resolution” has the meaning set out in Schedule 5;

"Fees Distribution Letter" means the fees distribution letter dated on or about 17 September 2010 between, amongst others, the Borrower, the Trustee and the Issuer;

"Fees Indemnity Letter" means the letter agreement between the Issuer, the Borrower, the Trustee and the other persons named therein dated on or about 24 September 2010 setting out the fees, expenses and certain other amounts payable by the Borrower in connection with this Deed, the Agency Agreement, and the Loan Agreement;

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"Fees Letter" means the fees letter dated on or about 17 September 2010 among the Borrower and the Issuer;

“Further Notes” means any notes of the Issuer constituted in relation to a deed supplemental to this Trust Deed pursuant to Clause 2.9 and for the time being outstanding or, as the context may require, a specific number thereof;

“Global Notes” means the Temporary Global Note and the Permanent Global Note and any temporary global note and permanent global note representing Further Notes or any of them;

“Lender Account” means account no. 0196713 0000 USD 000 CTA, MTAG: 19671300 (with payment details as follows: Correspondent Bank: Deutsche Bank Trust Company Americas, SWIFT: BKTRUS33, Account with Bank: Deutsche Bank AG, London Branch, SWIFT: DEUTGB2L, Beneficiary Name: UK SPV Credit Finance plc, LPN Secured Account, Beneficiary IBAN: GB23 DEUT 4050 8119 6713 00);

“Liability” and “Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Loan” means the U.S.$200,000,000 loan to the Borrower made upon and subject to the terms, conditions and provisions of the Loan Agreement or, as the context may require, the aggregate principal amount thereof for the time being outstanding;

“Loan Agreement” means the loan agreement dated 17 September 2010 between the Borrower and the Issuer as lender as supplemented, amended or restated from time to time;

“Noteholder” means the bearer of a Note;

“Notes” means bearer Notes substantially in the form set out in Schedule 1 comprising the U.S.$200,000,000 9.375 per cent. loan participation notes due 2015 subject to and with the benefit of this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Notes issued pursuant to the Conditions and the Temporary Global Note and the Permanent Global Note;

“outstanding” means, in relation to the Notes, all the Notes other than:

(a)	those which have been redeemed in accordance with the Conditions and this Trust Deed;
(b)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 15) and remain available for payment in accordance with the Conditions;
(c)	those which have been purchased and surrendered for cancellation as provided in Condition 6 and notice of the cancellation of which has been given to the Trustee;
(d)	those which have become void under Condition 9;
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(e)	those mutilated or defaced Notes which have been surrendered and cancelled in exchange for replacement Notes;
(f)	(for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued; and
(g)	the Temporary Global Note to the extent that it shall have been exchanged for the Permanent Global Note pursuant to its provisions and the Permanent Global Note to the extent that it shall have been exchanged for Notes in definitive form pursuant to its provisions, provided that for each of the following purposes, namely:

(i)	ascertaining the right to attend and vote at any meeting of Noteholders;
(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of this Trust Deed and the Conditions; and
(iii)	the exercise of any discretion, power or authority, whether contained in this Trust Deed, the Loan Agreement or the Agency Agreement or provided by law, which the Trustee is required expressly or impliedly to exercise in or by reference to the interests of the Noteholders or any of them;

those Notes (if any) which are for the time being held by any person (including but not limited to the Borrower, the Issuer or any Subsidiary or Affiliate of any of them) for the benefit of the Borrower or any Subsidiary or Affiliate of any of them shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agent“ has the meaning ascribed to it in the Agency Agreement;

“Permanent Global Note” means the permanent global Note which will represent the Notes, or some of them, after exchange of the Temporary Global Note, or a portion of it, substantially in the form set out in Schedule 3;

"Permitted Investments" means any investment of monies in any bond or other financial instrument issued by the government of the United Kingdom or any department or authority thereof;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation, government, or any agency or political sub-division thereof or any other entity;

“Potential Event of Default” has the meaning ascribed to it in the Loan Agreement;

“Principal Paying Agent” means Deutsche Bank AG, London Branch at its Specified Office in London appointed as principal paying agent in relation to the Notes pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to the Notes at its Specified Office;

“Relevant Date” has the meaning ascribed to it in Condition 8;

“Relevant Event” has the meaning ascribed to it in Condition 13;

“repay”, “redeem” and “pay” shall each include both of the others and cognate expressions shall be construed accordingly;

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“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes,
(b)	to reduce the amount of principal or interest payable on any date in respect of the Notes,
(c)	to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;
(d)	to change the amount of principal and interest payable under the Loan Agreement;
(e)	to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 16.4 of this Trust Deed);
(f)	to change the currency in which amounts due in respect of the Notes and under the Loan Agreement are payable;
(g)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution;
(h)	to alter the governing law of the Conditions, the Trust Deed or the Loan Agreement;
(i)	to change any date fixed for payment of principal or interest under the Loan Agreement;
(j)	to alter the method of calculating the amount of any payment under the Loan Agreement;
(k)	to change the currency of payment or, without prejudice to the rights under Clause 16.2, to change the definition of “Event of Default” under the Loan Agreement; or
(l)	to amend this definition;

“Reserved Rights” has the meaning ascribed to it in Condition 3;

“Security Interests” means the security interests created under Clause 4, including the Charge and the Loan Administration Assignment;

“Specified Office” means, in relation to any Agent, either the office identified with its name in the Conditions of the Notes of the relevant series or any other office notified to any relevant parties pursuant to the Agency Agreement;

“Subsidiary” has the meaning ascribed to it in the Loan Agreement;

“Successor” means, in relation to the Agents, such other or further person or persons, as may, from time to time, be appointed pursuant to the Agency Agreement as an Agent;

“Temporary Global Note” means the temporary global Note which will represent the Notes on issue substantially in the form set out in Schedule 2;

“these presents” and “this Trust Deed” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

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“Transaction Documents” means the Agency Agreement, the Loan Agreement and this Trust Deed;

“Transferred Rights” means the rights and benefits transferred to the Trustee under Clause 4.2;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and

“Written Resolution” has the meaning set out in Schedule 5.

1.2	Principles of Interpretation

In this Trust Deed references to:

1.2.1	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re enactment;
1.2.2	Additional amounts: principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 8;
1.2.3	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;
1.2.4	Currency abbreviation: “U.S.$” and “U.S. Dollars” denote the lawful currency of the United States of America;
1.2.5	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;
1.2.6	Clauses and Schedules: a Schedule or a Clause or sub-clause, paragraph or sub paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub paragraph hereof respectively;
1.2.7	Principal: principal shall, when applicable, include premium;
1.2.8	Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;
1.2.9	Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;
1.2.10	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa; and
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1.2.11	Remuneration of the Trustee: references herein to the remuneration of the Trustee shall include any additional remuneration which the Borrower may be required to pay to the Trustee under the terms of a Fees Indemnity Letter.
1.2.12	Contracts: References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time and include any document that amends, supplements or replaces them.
1.2.13	Reasonable: “reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of power, opinion, determination or other similar matter including any reference to “consent not to be unreasonably withheld, conditioned or delayed” shall be construed as meaning reasonable or reasonably, as the case may be, having regard to the interests of Noteholders only and any determination made with respect to consent or approval not to be unreasonably withheld shall be made on that basis.
1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall be incorporated herein and have effect accordingly.

2	Covenant to Repay; Ownership
2.1	Issue Amount

The sum of the aggregate face amount of the Notes is limited to U.S.$200,000,000.

2.2	Proceeds

The Issuer will apply the principal amount of the Notes for the sole purpose of financing the Loan subject to and on the terms of the Loan Agreement.

2.3	Covenant to Repay

Subject always to the provisions hereof and to Clause 2.4 as and when the Notes or any of them become due to be redeemed or repaid in accordance with this Trust Deed, the Issuer shall (subject to the receipt of the relevant funds from the Borrower) procure to be paid in accordance with the provisions of the Conditions and the Agency Agreement to or to the order of the Trustee in U.S. Dollars in same day funds amounts corresponding to principal

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in respect of the Notes becoming due for redemption or repayment on that date equivalent to principal actually received (and not required to be repaid) under the Loan Agreement and shall (subject to the provisions hereof and to Clause 2.4 as aforesaid), until all such payments (as well after as before any judgment or other order of any court of competent jurisdiction) are duly made, procure to be paid in accordance with the provisions of the Conditions and the Agency Agreement to or to the order of the Trustee as aforesaid on the dates and in the manner provided for in the Conditions amounts corresponding to interest in respect of the Notes and/or Coupons equivalent to interest actually received (and not required to be repaid) under the Loan Agreement pro rata according to the principal amount of each Note or as soon as practicable after the date of the receipt of, and in the currency of, and subject to the conditions attaching to, the equivalent payment under the Loan Agreement, as provided in the Conditions, in each case less any amounts payable in respect of the Reserved Rights provided that:

2.3.1	every payment of an amount corresponding to principal or interest in respect of the Notes and/or Coupons made to or to the order of the Trustee or the Principal Paying Agent in the manner provided in the Conditions, the Agency Agreement and in this Trust Deed shall unless the Trustee has given and not withdrawn a notice under Clause 2.5, be satisfaction pro tanto of the relevant covenant by the Issuer contained in this Clause 2.3; and
2.3.2	in the case of any payment made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent and notice to that effect has been given by the Principal Paying Agent to the Noteholders in accordance with Condition 15. Unless the Trustee otherwise requires, all payments by the Issuer pursuant to this Clause 2.3 shall be made to the Lender Account.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 on trust for the benefit of itself and the Noteholders.

2.4	Payment dependent on performance under the Loan

The obligations of the Issuer under Clause 2.3 are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Issuer from the Borrower in respect of principal, interest, Additional Amounts or other amounts (if any) pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights which are payable solely to the Issuer). The right to receive such amounts is, inter alia, being charged to the Trustee by virtue of the Charge and assigned to the Trustee by virtue of the Loan Administration Assignment, each as continuing security for the Issuer’s payment obligations under this Trust Deed and the Notes. Noteholders and Couponholders must therefore rely solely and exclusively upon the Borrower’s covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

2.5	Payment after a Potential Event of Default, an Event of Default or a Relevant Event

At any time after any Potential Event of Default, Event of Default or Relevant Event shall have occurred and be continuing, the Trustee may:

2.5.1	by notice in writing to the Issuer and the Paying Agents require each such Agent or any of them:
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(i)	to act thereafter as agents of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of such Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons (if any) and all sums, documents and records held by them in respect of the Notes and Coupons on behalf of the Trustee; or
(ii)	to deliver up all Notes and Coupons (if any) and all sums, documents and records held by them in respect of the Notes and Coupons to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and
2.5.2	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent and with effect from the receipt of any such notice to the Issuer and until such notice is withdrawn, proviso to Clause 2.3 insofar as it relates to the Principal Paying Agent will cease to have effect.
2.6	Redemption
2.6.1	Unless previously prepaid or repaid, the Borrower will be required to repay the Loan (together with any outstanding interest or additional amounts) on 23 September 2015 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.
2.6.2	If the Loan should become prepayable or repayable (and be prepaid or repaid), otherwise than as provided in sub-Clause 2.6.1 above, pursuant to the Loan Agreement prior to 2015, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.
2.7	Issuer's own funds

Nothing contained in this Trust Deed or the Conditions, or any of the other Transaction Documents, shall require the Issuer to extend, apply or risk its own funds or otherwise incur any financial liability) in the performance of its obligations or duties or the exercise of any right, power, authority or discretion under this Trust Deed or the Conditions, or any of the other Transaction Documents, until it has first received from the Borrower the funds that are necessary (in the opinion of the Issuer) to cover the costs and expenses in connection with such performance or exercise and/or (at its sole discretion) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Noteholders must rely upon the Borrower’s covenant to pay in the Loan Agreement and the credit and financial standing of the Borrower in respect of payments of interest, principal and other amounts due to them pursuant to the Conditions.

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2.8	Payment on a non-Business Day

In any case where the due date for payment of any amount pursuant hereto in respect of any Note shall not be a Business Day, then the owner thereof shall not be entitled to payment of the amount due until the next following Business Day and will not be entitled to any interest accrued to such next following Business Day. If the due date for redemption of a Note is not an Interest Payment Date, an amount corresponding to the interest accrued from the preceding Interest Payment Date or, if none, from the date hereof, shall be payable only if an equivalent amount is received by the Issuer pursuant to the Loan.

2.9	Further Issues
2.9.1	The Issuer may from time to time (but subject always to the provisions of this Trust Deed and Condition 14) with the consent of the Borrower and without the consent of the Noteholders create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes. In relation to such further issue, the Issuer will enter into a loan agreement supplemental to the Loan Agreement with the Borrower on the same terms as the original Loan Agreement (or on the same terms except for the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further fixed charge and absolute assignment by way of security in favour of the Trustee of its rights under such supplemental loan agreement equivalent to the rights charged and assigned as Security Interests in relation to the Issuer’s rights under the original Loan Agreement which will, together with the Security Interests referred to in the Conditions, secure both the Notes and such further notes.
2.9.2	Any further notes created and issued pursuant to the provisions of sub-clause 2.9.1 shall be subject to a supplemental Trust Deed. In any such case the Issuer shall prior to the issue of any such further notes, execute and deliver to the Trustee a supplemental Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.3 of this Trust Deed in relation to the principal and interest in respect of such further notes and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.
2.9.3	A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate of this Trust Deed.
2.10	Entitlement to Treat Holder as Absolute Owner

The Issuer, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or of a particular principal amount of the Notes and the holder of any Coupon as the absolute owner of such Note, principal amount or Coupon, as the case may be, for all purposes (whether or not such Note, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note, principal amount or Coupon, as the case may be.

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3	Form of Notes and Coupons
3.1	The Global Notes
3.1.1	The Notes will initially be represented by the Temporary Global Note. Interests in the Temporary Global Note will be exchangeable for interests in the Permanent Global Note subject to the terms of the Temporary Global Note. The Permanent Global Note will be exchangeable for Notes in definitive form subject to the terms of the Permanent Global Note.
3.1.2	The Permanent Global Note provides that for so long as the Notes are represented by a Permanent Global Note and cleared through Euroclear and/or Clearstream, Luxembourg and the rules of Euroclear and Clearstream, Luxembourg so permit, the Notes may be traded in amounts above U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.
3.1.3	If the Permanent Global Note is required to be exchanged for Notes in definitive form in the circumstances described in the Permanent Global Note, the Issuer will only be obliged, subject to receipt of the necessary funds from the Borrower pursuant to the Loan Agreement, to issue Notes in definitive form as provided in Condition 1.1 and Clause 3.2 and subject to the provisions of the Agency Agreement.
3.2	The Notes in Definitive Form

The Notes in definitive form and the Coupons will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Schedule 1. The Notes in definitive form will be endorsed with the Conditions and will be available in the denomination of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof up to and including U.S.$199,000 each with Coupons attached on issue.

3.3	Signature

The Notes and the Coupons will be signed manually or in facsimile by an Authorised Signatory of the Issuer and the Notes will be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is a duly authorised person even if at the time of issue of any Notes or Coupons he no longer holds that office. Notes and Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

4	Security Interests
4.1	The Charge

The Issuer with full title guarantee and as continuing security for the payment of all sums under this Trust Deed and the Notes hereby charges in favour of the Trustee for the benefit of itself and the Noteholders by way of first fixed charge (the “Charge”):

4.1.1	all of the Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement; and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Loan Agreement; and
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4.1.2	all of the Issuer’s rights, interest and benefit in and to all sums of money now or in the future held on deposit in the Lender Account together with the debt represented thereby (other than interest earned thereon); and
4.1.3	all of the Issuer's rights, interest and benefit in and to any Permitted Investments other than Reserved Rights (the “Charged Property”);
4.2	Other than Reserved Rights (the “Charged Property”) Assignment

The Issuer with full title guarantee hereby assigns absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all of the Issuer’s present and future rights, interests and benefits whatsoever, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Reserved Rights and any amounts payable by the Borrower in relation to the Reserved Rights (the “Loan Administration Assignment”).

4.3	Release
4.3.1	Subject to Clause 4.3.2, on the irrevocable and unconditional payment or discharge by the Issuer of all sums under this Trust Deed and the Notes and the Issuer certifying such events to the Trustee in the form set out in Schedule 11, the Trustee, at the request and cost of the Issuer subject to Clause 2.7, shall in the form set out in Schedule 12 release, reassign or discharge the Charged Property and the Transferred Rights to, or to the order of, the Issuer provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.
4.3.2	Prior to any enforcement of the Security Interests, the Trustee shall release from such Security Interest any part of the Charged Property and/or Transferred Rights when it becomes payable to the extent that payment of it may be obtained and duly paid to the Noteholders. The Trustee shall also release form such Security Interests sums held by the Principal Paying Agent to the extent that payment of all sums due under the Trust Deed and the Notes should be duly made.
4.4	Perfection of Security

Forthwith upon the execution of this Trust Deed, the Issuer shall give written notice (a) to the Borrower in the form set out in Schedule 6 of the Charge set out in sub-clause 4.1.1 and of the assignment set out in Clause 4.2 and (b) to the Principal Paying Agent in the form set out in Schedule 8 of the Charge set out in sub-clause 4.1.2 and shall use its best endeavours to procure that the Borrower and the Principal Paying Agent give to the Trustee the acknowledgements thereof in the forms set out in Schedule 7 and Schedule 9 (provided that if the Issuer shall have paid all sums stated in Clause 4.1 to be secured by the Charge, the Trustee will at any time thereafter at the request and expense of the Issuer (to the extent it receives funds therefor from the Borrower) release the Charged Property, details of which are set out above, to the Issuer, or as the Issuer shall direct, and shall release to the Issuer, or as the Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge).

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4.5	Rights of the Issuer
4.5.1	The Issuer (save as expressly provided in this Trust Deed, the Loan Agreement or with the consent of the Trustee) shall not pledge, charge, assign or otherwise transfer or deal with the Loan or the Charged Property or any right or benefit either present or future arising under or in respect of the Loan Agreement or the Lender Account or any part thereof or any interest therein or purport to do so. Save as otherwise expressly provided in this Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement, the Lender Account, the Loan or the Charged Property exists for the benefit of the Noteholders.
4.5.2	Until a Relevant Event shall have occurred and be continuing, the Issuer shall (subject to the security created by the Charge in Clause 4.1) be entitled to receive the interest on and any principal of the Loan subject also to its obligations in respect of those moneys under Clause 2.3 hereof.
4.6	Liability in respect of Charged Property

The Trustee shall not be responsible for or have any liability with respect to any loss or theft or reduction in the value of any Charged Property. The Trustee shall not be obliged to insure or to procure the insurance of any Charged Property and shall have no responsibility or liability arising from the fact that any Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.

4.7	Enforcement of the Security
4.7.1	The security created by this Trust Deed shall become enforceable upon the occurrence and continuation of a Relevant Event.
4.7.2	Subject to the provisions of Clause 7 at any time after the occurrence and continuation of an Event of Default, the Trustee shall be entitled to declare (or require the Issuer to declare, provided that the Issuer considers that it is reasonably practicable to do so and only after the Issuer has been indemnified and/or provided with security to its satisfaction against all costs, damages, expenses and liabilities which it may incur by so doing) all amounts payable under the Loan Agreement by the Borrower to be due and payable and to take proceedings (or require the Issuer to take proceedings, provided that the Issuer considers that it is reasonably practicable to do so and only after the Issuer has been indemnified and/or provided with security to its satisfaction against all costs, damages, expenses and liabilities which it may incur by so doing) to enforce the obligations of the Borrower.
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4.8	Trustee taking action in relation to the Charged Property
4.8.1	At any time after the occurrence and continuation of a Relevant Event, the Trustee shall be entitled to the interest on and any principal of the Loan and may call in, collect, sell, or otherwise deal with the Loan and the Charged Property and any interest thereon or other moneys due under the Loan Agreement or in respect of the Lender Account in such manner as the Trustee thinks fit, and may take such actions or proceedings in connection therewith as it considers appropriate, and the Trustee shall apply the proceeds of such realisation in the manner described in Clause 8.
4.8.2	Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 104 of the Law of Property Act 1925 shall apply hereto.
4.8.3	Subject to applicable law, at any time after the occurrence and continuation of either an Event of Default or a Relevant Event, the Trustee shall be entitled to do any of the acts and things listed in Schedule 10 in relation to the Charged Property, the Lender Account or the Transferred Rights (a) in the name and on behalf of the Issuer prior to the occurrence and continuation of a Relevant Event and (b) either in its own name or in the name of the Issuer after the occurrence and continuation of a Relevant Event. By way of security the Issuer hereby irrevocably appoints and constitutes the Trustee as the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer to do any of the acts and things listed in Schedule 10 and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.
4.8.4	In order to facilitate the enforcement by the Trustee of the Charge set out in Clause 4.1 at any time after the occurrence and continuation of a Relevant Event, the Issuer hereby irrevocably appoints and constitutes the Trustee the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer or otherwise:
(i)	to request, require, demand, receive, compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due under or in respect of the Charged Property and all other rights and obligations arising in respect thereof;
(ii)	to endorse any cheques or other instruments or orders in that connection;
(iii)	to file any claim, to take any action or institute any proceeding which the Trustee may deem to be necessary or advisable in connection therewith either in its own name or in the name of the Issuer or in both such names;
(iv)	to execute any documents and to do anything which the Trustee deems to be necessary or desirable hereunder or thereunder, and with full power to delegate any of the rights and powers hereby conferred upon it; and
(v)	without prejudice to the generality of the foregoing, to exercise all or any of the powers or rights which but for the creation of the Security Interests would have been powers or rights of the Issuer in relation to the Charged Property in such manner as it may consider expedient.

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The Issuer hereby agrees to ratify any actions duly carried out by such attorney pursuant to this Clause.

4.9	Appointment of Receiver

At any time after a Relevant Event has occurred and is continuing, the Trustee may by writing appoint any person or persons to be a receiver, a receiver and manager or an administrative receiver (which shall not be the Trustee or an Affiliate of the Trustee) (each, a “Receiver”), and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply.

4.10	Discharge

Upon any sale, calling in, collection, conversion or enforcement as provided in Clause 4.8 above and upon any other dealing or transaction under the provisions contained in this Trust Deed, the receipt by the Trustee of the purchase money of the assets sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

4.11	Receiver

If the Trustee appoints a Receiver in relation to the Charged Property, the following provisions shall have effect in relation thereto:

4.11.1	such appointment may be made either before or after the Trustee has taken possession of any of the Charged Property or at any time after the Trustee has taken possession of the Transferred Rights;
4.11.2	such Receiver may be vested by the Trustee with such powers and discretions (not exceeding the powers and discretions of the Trustee) as the Trustee has and may think expedient, including those listed in Schedule 10, sell or concur in selling all or any of the Charged Property, or charge or release all or any of the Charged Property or Transferred Rights, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;
4.11.3	such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Trustee;
4.11.4	the Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of moneys accruing to him in the exercise of his powers as such;
4.11.5	the Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Trustee shall not be bound in any case to require any such security;
4.11.6	save insofar as otherwise directed by the Trustee, all moneys from time to time received by such Receiver shall be paid over forthwith to the Trustee to be held by it in accordance with the provisions of Clause 8; and
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4.11.7	the Trustee and the Noteholders shall not be responsible for any misconduct or negligence on the part of any such Receiver and shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a Receiver under this Trust Deed.

Such Receiver shall be the Issuer’s agent for all purposes.

4.12	Further Assurance

The Issuer shall at its own cost and expense (to the extent it receives the funds therefor from the Borrower) execute and do all such assurances, acts and things as the Trustee may require (including, without limitation, the giving of notices of charge or assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Charged Property or the Transferred Rights and from time to time and at any time after the Charge or any part thereof has become enforceable or from time to time and at any time in respect of the Transferred Rights shall execute and do all such assurances, acts and things as the Trustee may reasonably require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Charged Property or Transferred Rights, as the case may be. For the purposes of this Clause 4.12, a certificate in writing signed by the Trustee to the effect that any particular assurance or thing required by it is reasonably required shall be conclusive evidence of the fact.

4.13	Liability of the Trustee

The Trustee shall not nor shall any Appointee of the Trustee by reason of taking possession of all or any of the Charged Property or Transferred Rights (as applicable) or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any of the Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to this Trust Deed, unless such loss or damage shall be caused by the Trustee’s own gross negligence, wilful default or fraud.

4.14	Powers additional to LPA 1925

The powers conferred by this Trust Deed in relation to all or any of the Charged Property or Transferred Rights (as applicable) on the Trustee or on any Appointee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers (in the case of an appointment of a Receiver) under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Acts and those conferred by this Trust Deed the terms of this Trust Deed shall prevail.

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4.15	Dealings with the Trustee

No person dealing with the Trustee or with any Appointee of all or any of the Charged Property or Transferred Rights (as applicable) appointed by the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Trust Deed in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking are or may be exercisable by the Trustee or by any such Receiver or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee or any such Appointee in like manner as if the statutory powers of sale and of appointing an Appointee in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking had not been varied or extended by this Trust Deed.

5	Stamp Duty

Subject to receipt of the necessary funds from the Borrower pursuant to or in connection with the Loan Agreement, the Issuer will pay all stamp duties, stamp duty reserve tax, registration, documentary and any other similar fees, duties and taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with (i) the constitution, issue, offering and/or initial delivery of the Notes and Coupons, (ii) the execution and (when applicable) delivery of any Transaction Document. Subject to receipt of the necessary funds from the Borrower pursuant to or, in connection with the Loan Agreement, the Issuer will also indemnify the Trustee, the Noteholders and the Couponholders against stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with any action taken by or on behalf of the Trustee or (where permitted under this Trust Deed to do so) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any purpose in relation to, this Trust Deed, any action properly taken by or on behalf of the Trustee with respect to this Trust Deed, the Notes or the Coupons, in any jurisdiction in connection with such action.

6	Covenant to Comply with Trust Deed and Schedules

The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed and the Conditions, all of which shall be binding upon the Issuer, the Noteholders and the Couponholders and all persons claiming through or under them respectively. The Schedules shall have full effect in the like manner as if the same had been incorporated herein.

7	Enforcement proceedings; Event of Default
7.1	Enforcement

At any time after an Event of Default or a Relevant Event shall have occurred and be continuing, the Trustee may, at its discretion and without further notice, institute such steps,

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actions or proceedings as it may think fit to enforce the rights of the Noteholders and the Couponholders and the provisions of this Trust Deed (which, for the avoidance of doubt, in the case of the occurrence and continuation of a Relevant Event shall mean to enforce the security created hereunder by the Issuer), but it shall not be bound to take any such steps, actions or proceedings unless (i) it shall have been so requested in writing by Noteholders whose Notes constitute at least one-quarter in principal amount of the Notes outstanding or shall have been so directed by an Extraordinary Resolution, and (ii) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction against all liabilities, proceedings, claims, taxes and demands to which it may thereby become liable and all costs, charges, taxes and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of the Notes or this Trust Deed or pursue the remedies under the general law to enforce the rights of the Noteholders and no Noteholder or Couponholder shall be entitled to enforce such provisions or pursue such remedies unless the Trustee, having become bound to proceed in accordance with this Trust Deed, has failed to do so within a reasonable time and such failure is continuing.

7.2	Trustee responsibility

The Trustee makes no representation as to and assumes no responsibility for the validity or enforceability of the Loan Agreement or the performance by the Issuer of its obligations under or in respect of the Notes and this Trust Deed or by the Borrower in respect of the Loan Agreement.

7.3	Proof of Default

Should the Trustee make any claim in respect of, or lodge any proof in a winding-up in respect of, or institute any proceedings to enforce, any obligation under this Trust Deed, the Loan Agreement or in respect of the Notes, proof therein that, as regards any specified Note, default has been made in paying any amount in respect of principal or interest due to the relative Noteholder or Couponholder (as the case may be) shall (unless the contrary is proved) be sufficient evidence that default has been made as regards all other Notes in respect of which a corresponding payment is then due.

7.4	Recourse to Security

Notwithstanding any other provisions of this Trust Deed and the Conditions, the Trustee and the Noteholders shall have recourse by way of enforcement only to the Charged Property in accordance with Clause 8. After realisation of the security which has become enforceable and application of the proceeds in accordance with Clause 8, the Issuer’s payment obligations under this Trust Deed and the Notes shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished.

8	Application of Moneys Received by the Trustee
8.1	The Trustee shall apply all moneys received by it under this Trust Deed or in connection with the enforcement or realisation of the Security Interests (without prejudice to Clause 9):
8.1.1	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in or about the preparation, execution and performance of the trusts of this Trust Deed (including remuneration of the Trustee and of any Appointee appointed hereunder) and incurred by the Trustee or a Receiver (and any Appointee) in the realisation or enforcement of the Security Interests;
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8.1.2	secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal and interest remaining unpaid in respect of the Notes; and
8.1.3	thirdly, the balance (if any) in payment to the Issuer;

and without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent amounts payable in respect of Notes and the Coupons which have become void under Condition 9, the Trustee shall (subject to the payment or provision for the payment or satisfaction of all costs, charges, expenses, indemnities and liabilities, including the remuneration of the Trustee or any Appointee of the Trustee) pay the same forthwith to the Issuer without prejudice to any question as to how such surplus should be dealt with as between the Issuer and any other person for the time being entitled thereto in priority to the Issuer.

9	Power to Retain and Invest Less than 10 per cent.

If the amount of the moneys at any time available for payment in respect of the Notes under Clause 8 shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its absolute discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for this purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding and such accumulations and funds (after deduction of any taxes and any other reductions applicable thereto) shall then be applied as specified in Clause 8.

10	Withholding or Deduction from Distribution or Payment

Notwithstanding anything else contained in this Trust Deed, if the Trustee shall be required to make any deduction or withholding from any distribution or payment made by it under this Trust Deed or if the Trustee shall otherwise be charged to, or may become liable to, costs (other than in respect to its fees) as a consequence of performing its duties under this Trust Deed (including in relation to the Loan Agreement) and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or the Loan Agreement, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount in its opinion sufficient to discharge any liability or prospective liability to costs which relates to sums so received or distributed, or to discharge any such other liability of the Trustee to costs. This Clause 10 shall in no way prejudice indemnification of the Trustee contained elsewhere in this Trust Deed, the Agency Agreement or any other agreement or document between the Trustee and the Issuer or the Borrower or the Agents.

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11	Authorised Investments

Any moneys which under the trusts herein contained ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine. If such bank or institution is the Trustee or a subsidiary holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by or on such a deposit to an independent customer. The Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

12	Deposit of Documents

The Trustee may appoint as custodian, on such terms as it may deem appropriate, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and subject to receipt by it of the appropriate payments or funds from the Borrower pursuant to the Loan Agreement, the Issuer shall pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

13	Payment to Noteholders

Any payment made by the Borrower under the Loan Agreement or to the order of, the Trustee or the Principal Paying Agent shall pro tanto satisfy the obligations of the Issuer in respect of the Notes or the Coupons.

Any payment to be made in respect of the Notes and/or Coupons by the Issuer or the Trustee may be made in the manner provided in the Conditions and in Clause 2.3 and any payment so made shall be a good discharge to the Issuer or the Trustee, as the case may be.

14	Production of Notes

Upon payment to a Noteholder under Clauses 7 and 8 of amounts corresponding to principal under the Loan, the Note in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Principal Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause such Principal Paying Agent to enface a memorandum of the amount and date of payment on such Note or, in the case of payment of the amount corresponding in full, shall cause to be surrendered to the Trustee such Note or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

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15	Covenants by the Issuer

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of sub-clauses 15.1, 15.6, 15.7 and 15.17, so long as any of the Notes or Coupons remains liable to prescription or, in the case of sub-clause 15.14, until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Notes remaining outstanding at such time) it will:

15.1	Agents

To the extent that funds are received from the Borrower under the Loan Agreement, at all times maintain Agents in accordance with the Agency Agreement and the Conditions;

15.2	Conduct

At all times carry on and conduct its affairs in such a manner as to ensure, so far as is practicable, that a Relevant Event does not occur;

15.3	Books of Lender Account

At all times keep such books of accounts as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times during business hours and to discuss the same with responsible officers of the Issuer;

15.4	Notice of Events

Give notice in writing to the Trustee of the occurrence of:

15.4.1	any Relevant Event forthwith upon becoming aware thereof; and
15.4.2	any Potential Event of Default or Event of Default upon becoming aware thereof;
15.4.3	a Change of Control (as defined in the Loan Agreement);

and in each case without waiting for the Trustee to take any further action;

15.5	Certificates

So far as permitted by law and subject to Clause 2.7, at all times give or procure to be given to the Trustee such notices and/or circulars addressed to shareholders or creditors of the Issuer, such opinions, certificates, information and evidence (even if it has a monetary limit) as it shall require and in such form as it shall require (including, but without prejudice to the generality of the foregoing, all such certificates called for by the Trustee pursuant to Clause 17.1.2) for the purposes of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

15.6	Notice to Noteholders

Subject to Clause 2.7, send to the Trustee for approval at least five days in advance of the proposed publication date of any such notice a copy of the form of notice (if any) required to be given by the Issuer to the Noteholders in accordance with Condition 15 and obtain

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the approval of the Trustee to, and give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 15 (such approval, unless so expressed, not to constitute approval for any other purpose;

15.7	Compliance

Observe and comply with its obligations under the Agency Agreement and the Loan Agreement, and, without the prior written consent of the Trustee or an Extraordinary Resolution, not agree to any amendment to or modification or waiver of the terms of the Loan Agreement;

15.8	Stock Exchange

At all times use its reasonable endeavours to procure that there will be furnished to any stock exchange on which the Notes are from time to time listed or quoted such information in relation to the Issuer as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

15.9	Notice of Security Interests

Give notice to the Borrower and the Principal Paying Agent of the Security Interests in accordance with Clause 4;

15.10	Delivery of Information

Deliver to the Trustee all information received by it under the Loan Agreement;

15.11	Notification of Non-Payment

Use its reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes;

15.12	Notification of Late Payment

In the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

15.13	Notification of Redemption or Repayment

Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

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15.14	Change of Taxing Jurisdiction

If payments of principal or interest in respect of the Notes or the Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or Ukraine or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom, Ukraine or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid;

15.15	Listing and Trading

As long as any Note is outstanding, use all reasonable endeavours to obtain and maintain the listing of the Notes on the Official List of the United Kingdom Listing Authority and the admission to trading of the Notes on the Regulated Market of London Stock Exchange plc or, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous, use best endeavours promptly to obtain and thereafter to maintain a listing of the Notes on such other stock exchange and/or admission to trading on another market as may be agreed between the Issuer and the Borrower (in each case with the written approval of the Trustee) and notified by the Issuer to the Noteholders, in each case subject to Clause 2.7;

15.16	Other Acts

So far as permitted by law and subject to Clause 2.7, at all times execute all such further documents and do all such acts or things (i) under the Loan Agreement as the Trustee may direct or request from time to time and/or (ii) as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

15.17	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon request by the Trustee, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same;

15.18	Payments

Pay moneys payable by it to the Trustee or the Agents hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee or the Agents of the amount which would otherwise have been payable by it to the Trustee or the Agents hereunder.

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15.19	Payments Condition

The Issuer shall immediately, or in any event within three calendar months of receipt, pay out in accordance with the Conditions, the Fees Indemnity Letter, the Fees Distribution Letter, the Fees Letter and the Transaction Documents all funds received by it except for (i) additional interest on the Loan payable to it pursuant to Clause 5.3 of the Loan Agreement and (ii) any amounts which are reasonably required to provide for losses or expenses arising from the Issuer's business or to maintain or enhance the Issuer's creditworthiness.

15.20	Permitted Investments

In the event that the Issuer is unable to satisfy the payments condition set out in Clause 15.19, the Issuer shall within three calendar months of receipt of the relevant funds (or, if the Issuer has determined that amounts which have previously been retained under Clause 15.19(ii) are no longer required to provide for losses or expenses arising from the Issuer's business or to maintain or enhance the Issuer's creditworthiness, within three calendar months of such determination) use such excess funds received (or retained) by it (i) to pay a dividend to its shareholders (to the extent legally permissible), or (ii) to acquire Permitted Investments.

15.21	Certificate of No Default

Provide to the Trustee and (in the case of (ii) below) use its best endeavours to procure that there is sent to the Trustee, on each Interest Payment Date (as defined in the Loan Agreement) and also within 10 days of any request by the Trustee, (i) a certificate signed by two Authorised Signatories of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "Certified Date") the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Relevant Event or, to the best of their knowledge and belief, any Event of Default or Potential Event of Default or other matter which would affect the Issuer's ability to perform its obligations under this Trust Deed (if such is not the case) specifying the same; and (ii) an Officer’s Certificate pursuant to Clause 13.14 of the Loan Agreement.

16	Amendments and Substitution
16.1	Waiver

The Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in this Trust Deed, the Notes or the Agency Agreement or, pursuant to the Transferred Rights, by the Borrower of the terms of the Loan Agreement or determine that any event which could or might otherwise give rise to (i) a right of acceleration under the Loan Agreement or (ii) a Relevant Event shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or

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determination shall be binding on the Noteholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition relating thereto; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made).

16.2	Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer (and, if applicable, with the Borrower) in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 5 or any provision of this Trust Deed referred to in that specification), the Notes or, pursuant to the Transferred Rights, the Loan Agreement which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes, or the Loan Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error or an error. Any such modification shall be binding on the Noteholders and Couponholder and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

16.3	Loan Agreement

So long as any of the Notes remains outstanding, the Issuer will not, without the prior written consent of the Trustee or an Extraordinary Resolution, agree to any amendment to or any modification or waiver of or authorise any breach or proposed breach of or give any consent under the terms of the Loan Agreement and (to the extent reasonably practicable) will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided in the Loan Agreement. Any such amendment, modification, waiver, consent or authorisation made with the consent of the Trustee shall be binding on the Noteholders and Couponholders and, unless the Trustee agrees otherwise, any such amendment or modification shall be notified by the Issuer to the Noteholders in accordance with the Conditions.

16.4	Substitution
16.4.1	Procedure: The Trustee may, without the consent of the Noteholders, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of any other entity (hereinafter called the “Substituted Obligor”) as the principal debtor hereunder if:
(i)	the Issuer requests that it is substituted for any reason, including as a consequence of the effect on its affairs of any notice, instruction or regulation of the National Bank of Ukraine;
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(ii)	a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed and the Notes with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);
(iii)	the Substituted Obligor shall have acquired the rights and assumed the obligations of the Issuer under or in connection with the Loan Agreement (with the consent, where applicable, of the Borrower) and the Lender Account and such rights shall have been effectively charged to the Trustee in a manner satisfactory to the Trustee and such amendments to the Loan Agreement and this Trust Deed as the Trustee may require shall have been made (including, without prejudice to the generality of the foregoing, but subject to Clause 16.4.1(v) below, the substitution therein where relevant or the addition where applicable of references to the territory where the Substituted Obligor is incorporated, domiciled or resident for references to the United Kingdom);
(iv)	arrangements are made to the satisfaction of the Trustee for the Noteholders and the Trustee to have or be able to have the same or equivalent rights against the Substituted Obligor as they have against the Issuer (or any such previous substitute);
(v)	the Trustee is satisfied that the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes in place of the Issuer (or such previous substitute as aforesaid) and such approvals and consents are at the time of substitution in full force and effect; and
(vi)	without prejudice to the generality of the preceding sub-clauses 16.4.1(i)-(v) where the Substituted Obligor is incorporated, domiciled or resident in a territory other than the United Kingdom, undertakings or covenants are given in terms corresponding to the provisions of Condition 8 with the substitution for or addition to the references to the United Kingdom of references to the territory in which the Substituted Obligor is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the Substituted Obligor is otherwise subject generally; and
(vii)	the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders as a class;
16.4.2	Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders, agree to a change of the law from time to time governing the Notes and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;
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16.4.3	Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;
16.4.4	Directors’ certification: If any two directors of the Substituted Obligor certify in writing in a form satisfactory to the Trustee that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause);
16.4.5	Interests of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;
16.4.6	Release of Issuer: Any such agreement by the Trustee pursuant to sub-clause 16.4.1 shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes (including the related Coupons) and this Trust Deed. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and
16.4.7	Completion of Substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes or in the Agency Agreement to the Issuer shall be deemed to be references to the Substituted Obligor.
17	Terms of Appointment

By way of supplement to the Trustee Acts, it is expressly declared as follows:

17.1	Reliance on Information
17.1.1	Advice: The Trustee may in relation to this Trust Deed and the Loan Agreement act on the opinion or advice of or a certificate or any information obtained from (in each case whether or not addressed to the Trustee) any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, the Borrower, any subsidiary of the Issuer or of the Borrower, or any Agent) and which advice or opinion, certificate or other information may be provided on such terms (including as to limitations on liability (including monetary limits)) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions, certificate or other information of that nature and shall not be responsible for any Liability occasioned by so acting or not acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting or not acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;
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17.1.2	Certificate of directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the Issuer or the Borrower, as the case may be, or other person duly authorised on their behalf (even if it has a monetary limit) as to any fact or matter prima facie within the knowledge of the Issuer or the Borrower, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;
17.1.3	Certificate of the Borrower: a certificate signed by two officers of the Borrower (at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Borrower) that, in their opinion, a Subsidiary of the Borrower is or is not a Material Subsidiary (as defined in the Loan Agreement), accompanied by a report by the Auditors (as defined in the Loan Agreement) addressed to the management board of the Borrower as to proper extraction of the figures used by such officers of the Borrower in determining the Material Subsidiaries of the Borrower and mathematical accuracy of the calculations shall, in the absence of manifest error, be conclusive and binding on all parties and all Noteholders;
17.1.4	Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution was not valid or binding upon the Noteholders or Couponholders;
17.1.5	Reliance on certification of clearing system: the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;
17.1.6	Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof;
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17.1.7	Trustee not responsible for investigations: the Trustee shall not be responsible for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;
17.1.8	No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;
17.1.9	Notes held by the Issuer or the Borrower: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 17.1.2), that no Notes are for the time being held by or for the benefit of the Issuer, the Borrower or the Affiliates or Subsidiaries of either of them;
17.1.10	Forged Notes: the Trustee shall not be liable to the Issuer or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note as such and subsequently found to be forged or not authentic;
17.1.11	Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;
17.1.12	Effectiveness of Documents: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;
17.1.13	Potential Event of Default, Event of Default, Relevant Event, Change of Control, Ratings Decline or Negative Ratings Event: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Potential Event of Default, Event of Default and/or Relevant Event and/or Change of Control, Rating Decline and/or Negative Ratings Event (as each such term is defined in the Loan Agreement) has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Potential Event of Default, Event of Default and/or Relevant Event and/or Change of Control, Rating Decline and/or Negative Ratings Event (as each such term is defined in the Loan Agreement) has happened and that each of the Issuer and the Borrower are observing and performing all the obligations on each of its part contained in the Notes, this Trust Deed and the other Transaction Documents and no event has happened as a consequence of which any of the Notes may have become repayable;
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17.1.14	Registration of Loan Agreement: the Trustee shall not be responsible for any registration, recording or filing of the Loan Agreement required in or by the laws and regulations of Ukraine; and
17.1.15	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than in connection with its remuneration) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed;
17.1.16	Permitted Investments: The Trustee shall have no obligation to invest, monitor, insure or undertake any similar activity in respect of the Permitted Investments.
17.2	Trustee’s powers and duties
17.2.1	Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders and Couponholders;
17.2.2	Determination of questions: the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and binding upon the Noteholders and Couponholders;
17.2.3	Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;
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17.2.4	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;
17.2.5	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding upon the Issuer, the Noteholders and the Couponholders;
17.2.6	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Global Note for Notes in definitive form or the delivery of any Note to the persons entitled to them;
17.2.7	Error of judgment: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;
17.2.8	Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and (provided such person has been selected with reasonable care), the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim, taxes or proceedings incurred by reason of the misconduct, act, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;
17.2.9	Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and (provided that such delegate or sub-delegate has been selected with reasonable care) the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim, taxes or proceedings incurred by reason of the misconduct, act, omission or default on the part of such delegate or sub-delegate;
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17.2.10	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any Transaction Document, and (provided such person has been selected with reasonable care) the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person. The Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;
17.2.11	Event of Default under the Loan: the Trustee may determine whether or not an Event of Default under the provisions of the Loan Agreement is capable of remedy and if the Trustee shall certify that any such Event of Default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders and the Couponholders;
17.2.12	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Issuer or the Borrower in connection with this Trust Deed and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information;
17.2.13	Action contrary to any law: notwithstanding anything else herein contained, the Trustee may refrain from doing anything that would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests or which it would not have the power to do the relevant thing and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;
17.2.14	Determination of “material”: if the Trustee is for whatever reason required to make any determination of “material adverse effect” or like matter pursuant to the terms of the Transaction Documents, it may, in its absolute discretion, seek directions from the Noteholders by means of an Extraordinary Resolution or seek advice (at the expense of the Borrower) from an expert, both in accordance with this Trust Deed, and the Trustee shall not be liable for any unavoidable delay involved in so doing; and
17.2.15	Action: The Trustee shall not be bound to take any action in connection with this Trust Deed or the Notes or any obligations arising pursuant thereto (including forming any opinion or employing any financial adviser to advise it in forming any opinion to be formed under this Trust Deed, the Conditions or the Loan Agreement including as to whether any matter is material or has a Material Adverse Effect (as defined in the Loan Agreement)), where it is not satisfied that it will be indemnified and/or secured and/or pre-funded against all its liabilities and costs incurred in connection with such action.
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17.3	Financial matters
17.3.1	Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;
17.3.2	Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder, if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it and the Trustee shall have no obligation to take any such action or exercise any such power, right, authority or discretion unless so indemnified or holding such security or pre-funding; and
17.3.3	Trustee may enter into financial transactions with the Issuer and Borrower: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or the Borrower or any of their respective subsidiaries, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any debenture stock, debentures, securities or loan participation notes (including the Notes) of the Issuer or the Borrower or any of their respective subsidiaries or any company in which the Issuer or the Borrower is interested. Without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other certificates, stock, shares, debenture stock, debentures or other securities of the Issuer or the Borrower or any of their respective subsidiaries or any company in which the Issuer or the Borrower is interested or from accepting or holding the office of trustee for the holders of other certificates, notes or bonds of the Issuer or the Borrower, or any of their respective subsidiaries, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or the Issuer or any of its subsidiaries for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.
17.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

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17.5	Trustee Liability

Subject to Section 750 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

18	Provisions in Favour of the Trustee as Regards the Charged Property and the Transferred Rights
18.1	The Trustee shall accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Charged Property or Transferred Rights and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the Charged Property or Transferred Rights, whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.
18.2	Neither the Trustee nor the Issuer shall be under any obligation to insure all or any of the Charged Property or Transferred Rights or to require any other person to maintain any such insurance. The Trustee shall have no responsibility or liability arising from the fact that the Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.
18.3	Until such time as the security created hereunder becomes enforceable the moneys standing to the credit of the Lender Account shall be dealt with in accordance with the provisions of this Trust Deed and the Agency Agreement and the Trustee shall not be responsible in such circumstances or at any other time for any loss occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise.
18.4	The Trustee shall have no responsibility whatsoever to the Issuer, the Borrower, or the Noteholders as regards any deficiency which might arise because the Trustee is subject to any tax in respect of all or any of the income it may receive pursuant to the terms of this Trust Deed (other than in connection with its remuneration) or the proceeds thereof.
18.5	The Trustee (following the creation of the Security Interests) will rely on self-certification of the Borrower as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement (other than the obligation to make payments of principal and interest under the Loan) and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, in particular (but without prejudice to the generality of the foregoing):
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18.5.1	need not do anything to ascertain whether a Potential Event of Default or Event of Default has occurred and, until it has express knowledge to the contrary pursuant to Clause 13.2 of the Loan Agreement, the Trustee may assume that no such event has occurred and that the Borrower is performing all its obligations under the Loan Agreement;
18.5.2	shall not undertake any credit analysis of the Borrower nor evaluate the Borrower’s accounts and will assume that no action has occurred which will have a material adverse effect as referred to in Clause 10.11 of the Loan Agreement unless directed by Extraordinary Resolution of the Noteholders to consider that an action has occurred which will have a material adverse effect;
18.5.3	shall rely without further investigation on information supplied to it by (i) the Borrower pursuant to the terms of the Loan Agreement, including pursuant to Clause 6.2 thereof and (ii) the Issuer pursuant to the terms of this Trust Deed; and
18.5.4	the Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Charged Property or Transferred Rights including (without prejudice to the generality of the foregoing) any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Charged Property or Transferred Rights in respect of or in relation to this Trust Deed or the priority thereof or the right or title of any person in or to the assets comprised therein by registering under any applicable registration laws in any territory any notice or other entry prescribed by or pursuant to the provisions of any such laws.
18.6	The Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any of the Charged Property or Transferred Rights and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property or Transferred Rights.
18.7	When the Trustee is required to consider (following the creation of the Security Interests) any matter arising under the Loan Agreement (including whether to elect to settle a claim by arbitration pursuant to Clause 23.2 of the Loan Agreement) it may take directions in relation thereto from the Noteholders by means of an Extraordinary Resolution and shall not be liable for any unavoidable delay involved in so doing.
19	Appointment and Retirement
19.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

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19.2	Co-trustees

Notwithstanding the provisions of Clause 19.1, the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

19.2.1	if the Trustee considers such appointment to be in the interests of the Noteholders; or
19.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or
19.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.
19.3	Attorneys

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute an instrument of appointment in accordance with Clause 19.2. Such person appointed by the Trustee under such instrument of appointment shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee, which for the avoidance of doubt the Issuer shall only pay to the extent it has received relevant funds therefor from the Borrower.

19.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 19.4, the Trustee shall be entitled to procure forthwith a new trustee.

19.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

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19.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

19.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

19.8	Issuer to Appoint New Trustee

Subject to the other sub-clauses in this Clause 19, the Issuer may appoint a new trustee if the United Kingdom ceases to be the jurisdiction in which the Trustee is resident and acting through for taxation purposes.

20	Notices
20.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

20.1.1	Issuer:

If to the Issuer, to it at:

UK SPV Credit Finance plc
Pellipar House
First Floor
9 Cloak Lane
London EC4R 2RU
United Kingdom

Attention: The Directors
Fax: +44 20 7367 8959

With a copy to:

Public Joint-Stock Company Commercial Bank “PrivatBank”
50 Naberzhna Peremohy
Dnipropetrovsk
Ukraine 49094

Attention:	Mrs Lyudmila Shmalchenko, Deputy Chairman of the Board, Director of Treasury
Tel:	+ 380 562 390 507

Fax: + 380 562 390 477

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Trustee:

If to the Trustee, to it at:

Deutsche Trustee Company Limited
Winchester House
One Great Winchester Street
London EC2N 2DB
United Kingdom

Attention: Trust & Securities Services
Fax: +44 20 7547 6149

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

20.2	Delivery

Each communication and document to be made or delivered by one party to another pursuant to this Deed shall, unless that other party has by 15 calendar days’ written notice to the same specified another address or fax number, be made or delivered to that other party at the address or fax number specified in Clause 20.1 and shall be effective upon receipt by the addressee on a business day in the city of the recipient; provided, however that (i) any such communication or document which would otherwise take effect after 4:00 p.m. on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding business day in the city of the addressee and (ii) any communication or document to be made or delivered by one party to the other party shall be effective only when received by such other party and then only if the same is expressly marked for the attention of the department or officer identified in Clause 20.1, or such other department or officer as such other party shall from time to time specify for this purpose.

21	Law and Jurisdiction
21.1	Governing law

This Trust Deed and the Notes and any non-contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with English law.

21.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

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21.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

21.4	Rights of the Trustee and Noteholders to take proceedings outside England

Clause 21.2 is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 21 prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

22	Severability

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

24	Counterparts

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

In witness whereof this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

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Schedule 1
Form of Definitive Notes and Coupons

On the front:

Denomination: [●]	ISIN: XS0543744535	Certif. No.__________

U.S.$200,000,000
UK SPV CREDIT FINANCE PLC
(A company incorporated under the laws of England)
9.375 per cent. Loan Participation Notes due 2015
for the sole purpose of funding a loan to
Public Joint-Stock Company Commercial Bank “PrivatBank”

This Note forms part of an issue designated as specified in the title (the “Notes”) subject to and with the benefit of the trust deed dated 24 September 2010 between UK SPV Credit Finance plc (the “Issuer”) and Deutsche Trustee Company Limited as trustee (the “Trust Deed”) and the terms and conditions (the “Conditions”) set out on the reverse hereof.

This is to certify that the bearer of this Note is entitled on the Interest Payment Date (as defined in the Conditions) falling on 23 September 2015 or on such earlier date as the principal sum mentioned below may become repayable in accordance with the Conditions, to the principal sum of:

U.S.$[●] ([●] U.S. Dollars).

together with any applicable premium and with interest on such principal sum at the rate of 9.375 per cent. per annum from (and including) 24 September 2010 to (but excluding) 23 September 2015 payable in arrear on each Interest Payment Date, subject to and in accordance with the Conditions.

This Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

In witness whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Dated __________

UK SPV CREDIT FINANCE PLC

By:

Authorised Signatory

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This Note is authenticated by or on behalf of the Principal Paying Agent.

By:

………………………………………
Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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Form of Coupon

On the front:

UK SPV CREDIT FINANCE PLC

U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 2015.

Note in the principal amount of U.S.$[●] ([●] U.S. Dollars).

Coupon for U.S.$[●], the amount due on each Interest Payment Date falling on or prior to 23 September 2015.

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders).

If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UK SPV CREDIT FINANCE PLC

By:

[Authorised Signatory]

Cp No.	Denomination: [●]	ISIN: XS0543744535	Certif. No.
____________			______________

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[Attached to the Definitive Note]

[Terms and Conditions as set out in the Fourth Schedule]

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Schedule 2
Form of Temporary Global Note

ISIN: XS0543744535	COMMON CODE: 054374453

U.S.$200,000,000
UK SPV CREDIT FINANCE PLC
9.375 per cent. Loan Participation Notes due 2015
for the sole purpose of funding a loan to
Public Joint-Stock Company Commercial Bank “PrivatBank”

TEMPORARY GLOBAL NOTE

This is to certify that the bearer is entitled to the sum of

U.S.$200,000,000

TWO HUNDRED MILLION U.S. DOLLARS

(together with any applicable premium) on the Interest Payment Date (as defined in the terms and conditions (the “Conditions”)) falling on 23 September 2015 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the Conditions of the Notes designated above (the “Notes”) set out in Schedule 4 to the trust deed dated 24 September 2010 (the “Trust Deed”) between UK SPV Credit Finance plc (the “Issuer”) and Deutsche Trustee Company Limited, as trustee (the “Trustee”)) upon presentation and surrender of this Temporary Global Note and to interest at the rate of 9.375 per cent. per annum on such principal sum in arrear on each Interest Payment Date in accordance with the Conditions.

On or after 3 November 2010 (the “Exchange Date”) this Temporary Global Note may be exchanged in whole or part (free of charge to the holder) by its presentation and, on exchange in full, surrender to or to the order of the Principal Paying Agent for interests in a permanent Global Note (the “Permanent Global Note”) in bearer form in an aggregate principal amount equal to the principal amount of this Temporary Global Note submitted for exchange with respect to which there shall be presented to the Principal Paying Agent a certificate dated no earlier than the Exchange Date from Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) substantially to the following effect:

“CERTIFICATE
UK SPV CREDIT FINANCE PLC
U.S.$200,000,000
9.375 per cent. Loan Participation Notes due 2015
for the sole purpose of funding a loan to
Public Joint-Stock Company Commercial Bank “PrivatBank”
Common Code: 054374453; ISIN: XS0543744535 (the “Notes”)

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set out below (our “Member Organisations”) substantially to the effect set out in the Temporary Global Note in respect of the Notes, as of the date hereof, U.S.$_______________ principal amount of the Notes (1) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation

44

regardless of its source (“United States persons”), (2) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (3) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7) and to the further effect that United States or foreign financial institutions described in clause (3) above (whether or not also described in clause (1) or (2)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of such Temporary Global Note excepted in such certificates and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisation with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Yours faithfully

[EUROCLEAR BANK S.A./N.V.] or [CLEARSTREAM BANKING, SOCIÉTÉ ANONYME]

By: Dated:

Any person appearing in the records of Euroclear or Clearstream, Luxembourg as entitled to an interest in this Temporary Global Note may require the exchange of an appropriate part of this Temporary Global Note for an equivalent interest in the Global Note by delivering or causing to be delivered to Euroclear or Clearstream, Luxembourg a certificate dated not more than 15 days before the Exchange Date in substantially the following form (copies of which will be available at the office of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg):

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CERTIFICATE
UK SPV CREDIT FINANCE PLC
U.S.$200,000,000
9.375 per cent. Loan Participation Notes due 2015
for the sole purpose of funding a loan to
Public Joint-Stock Company Commercial Bank “PrivatBank”
Common Code: 054374453; ISIN: XS0543744535 (the “Notes”)

To: Euroclear Bank S.A/N.V. or Clearstream Banking, société anonyme

This is to certify that as of the date hereof, and except as set out below, the Notes held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1. 1 65-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (3) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1. 1 63-5(c)(2)(i)(D)(7)) and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to that date on which you intend to submit your certificate relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to U.S.$_______________ principal amount of such interest in the Notes in respect of which we are not able to certify and as to which we understand exchange for an equivalent interest in the Global Note (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceeding.

Dated:

By:

[Name of person giving certificate]
As, or as agent for, the beneficial owner(s) of the above Notes to which this certificate relates.”

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Upon any exchange of a part of this Temporary Global Note for an equivalent interest in the Permanent Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

The Permanent Global Note will be exchangeable in accordance with its terms for definitive Notes in bearer form with Coupons attached.

This Temporary Global Note is subject to the Conditions and the Trust Deed and until the whole of this Temporary Global Note shall have been exchanged for equivalent interests in the Global Note its holder shall be entitled to the same benefits as if he were the holder of the Permanent Global Note for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this Temporary Global Note for the relevant interest in the Permanent Global Note shall be improperly withheld or refused by or on behalf of the Issuer) no person shall be entitled to receive any payment on this Temporary Global Note.

This Temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Temporary Global Note and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this Temporary Global Note to be signed on its behalf.

Dated: 24 September 2010

UK SPV CREDIT FINANCE PLC

By:

This Temporary Global Note is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE. LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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Schedule of Exchanges for Interests in the Permanent Global Note

The following exchanges of an interest in this Temporary Global Note for an interest in the Permanent Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Temporary Global Note	Principal amount of this Temporary Global Note following such decrease	Notation made by or on behalf of the Principal Paying Agent

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Schedule 3
Form of Permanent Global Note

ISIN: XS0543744535	COMMON CODE: 054374453

UK SPV CREDIT FINANCE PLC
(A company incorporated under the laws of England)
U.S.$200,000,000
9.375 per cent. Loan Participation Notes due 2015
for the sole purpose of funding a loan to
Public Joint-Stock Company Commercial Bank “PrivatBank”

Permanent Global Note

This is to certify that the bearer is entitled to a principal sum not exceeding

U.S.$200,000,000

TWO HUNDRED MILLION U.S. DOLLARS

(together with any applicable premium) on the Interest Payment Date (as defined in the Conditions) falling on 23 September 2015 or such earlier date as such principal sum may become payable in accordance with the terms and conditions (the “Conditions”) of the Notes designated above (the “Notes”) set out in Schedule 4 to the Trust Deed dated 24 September 2010 (the “Trust Deed”) between UK SPV Credit Finance plc (the “Issuer”) and Deutsche Trustee Company Limited, as trustee (the “Trustee”) upon presentation and surrender of this Permanent Global Note and to interest at the rate of 9.375 per cent. per annum at the rates determined in accordance with the Conditions on such principal sum in arrear on each Interest Payment Date in accordance with the Conditions.

The aggregate principal amount from time to time of this Permanent Global Note shall be that amount not exceeding U.S.$200,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Paying Agent upon exchange of the whole or a part of the Temporary Global Note initially representing the Notes for a corresponding interest herein or upon the redemption or purchase and cancellation of Notes represented hereby or exchanged for Notes in definitive form (“Definitive Notes”) as described below.

This Permanent Global Note will become exchangeable in whole, but not in part, for Definitive Notes at the request of the bearer hereof if (a) Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so, (b) the Issuer fails to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable under the Conditions or (c) the Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two authorised signatories of the Issuer is delivered to the Trustee and the Issuer gives notice to the Principal Paying Agent and the Noteholders of its intention to exchange the Permanent Global Note for Definitive Notes on or after the Exchange Date specified in the notice.

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On or after the Exchange Date the holder of this Permanent Global Note may surrender this Permanent Global Note to or to the order of the Principal Paying Agent. In exchange for this Permanent Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Notes having attached to them all Coupons in respect of interest which has not already been paid on this Permanent Global Note.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and except in the case of exchange pursuant to (1) above in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System are located.

Except as otherwise described herein, this Permanent Global Note is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Notes, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the date of this Permanent Global Note.

The Conditions shall be modified with respect to Notes represented by this Permanent Global Note by the following provisions:

Payments

Principal, premium and interest in respect of this Permanent Global Note shall be paid to its holder against presentation and (if no further payment falls to be made on it) surrender of it to or to the order of the Principal Paying Agent in respect of the Notes (or to or to the order of such other Paying Agent as shall have been notified to the Noteholders for this purpose) which shall endorse such payment or cause such payment to be endorsed in the appropriate Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). References in the Conditions to Coupons and Couponholders shall be construed accordingly. No person shall however be entitled to receive any payment on this Permanent Global Note falling due after the Exchange Date, unless exchange of this Permanent Global Note for Definitive Notes is improperly withheld or refused by or on behalf of the Issuer.

Denominations

The bearer of this Permanent Global Note and any Noteholders and Couponholders who hold an interest in this Permanent Global Note pursuant to the rules and regulations of Euroclear and/or Clearstream are deemed to have accepted that, upon issue of any Definitive Notes, they will not receive the full amount of their holding unless such amount is above U.S.$100,000. The bearer of this Permanent Global Note and any Noteholders and Couponholders who hold an interest in this Permanent Global Note pursuant to the rules and regulations of Euroclear and/or Clearstream are deemed to have further acknowledged and accepted that the Issuer will not be responsible or accountable to any person for any loss howsoever arising that any person may suffer as a result of such sale or purchase (or failure to sell or purchase) any interest in this Permanent Global Note or any Note or Coupon for any reason.

Notices

So long as this Permanent Global Note is held on behalf of Euroclear or, Luxembourg or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices required to be given to Noteholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Condition, except that, so long as the Notes are listed

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on the Regulated Market of the London Stock Exchange plc and its rules so require, notices shall also be published in a leading daily newspaper having general circulation in London (which is expected to be the Financial Times).

Prescription

Claims in respect of principal, premium and interest in respect of this Permanent Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal and premium) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 8).

Meetings

The holder hereof shall (unless this Permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each U.S.$1,000 principal amount of Notes for which this Permanent Global Note maybe exchanged.

Purchase and Cancellation

Cancellation of any Note represented by this Permanent Global Note which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Note on its presentation to or to the order of the Principal Paying Agent for notation on Schedule A. Notes may only be purchased by the Issuer or any of its Subsidiaries if (where they should be cancelled in accordance with the Conditions) they are purchased together with the right to receive interest therein.

Trustee’s Powers

In considering the interests of Noteholders in circumstances where this Permanent Global Note is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg and the Alternative Clearing System, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Permanent Global Note and (b) consider such interests on the basis that such accountholders were the permanent holder of this Permanent Global Note.

This Permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Permanent Global Note and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

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In witness whereof the Issuer has caused this Permanent Global Note to be signed on its behalf.

Dated: 24 September 2010

UK SPV CREDIT FINANCE PLC

By:

This Permanent Global Note is authenticated by or on behalf of the Principal Paying Agent.

By:

Authorised Signatory

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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Schedule A
Principal Amount of this Permanent Global Note

The aggregate principal amount of this Permanent Global Note is as shown by the latest entry made by or on behalf of the Principal Paying Agent in the fourth column below. Increases in the principal amount of this Permanent Global Note following exchanges of a part of the Temporary Global Note for interests in this Permanent Global Note and reductions in the principal amount of this Permanent Global Note following redemption or the purchase and cancellation of Notes are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Permanent Global Note	Amount of such change	Initial principal amount and principal amount of this Permanent Global Note following such change	Notation made by or on behalf of the Principal Paying Agent (other than in respect of the initial principal amount)

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Schedule B
Interest Payments in respect of this Permanent Global Note

The following payments of interest in respect of this Permanent Global Note and the Notes represented by this Permanent Global Note have been made:

Date made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Paying Agent

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Schedule 4
Terms and Conditions of the Notes

The following (other than the text in italics) is the text of the Terms and Conditions of the Notes, which (subject to modification) will be endorsed on each Note in definitive form (if issued). The terms and conditions applicable to any Note in global form will differ from those terms and conditions which would apply to the Note were it in definitive form to the extent described under “Summary of Provisions Relating to the Notes while in Global Form” below.

The U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 23 September 2015 (the “Notes”, which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 14 (Further Issues) and consolidated and forming a single series with the then outstanding Notes) of UK SPV Credit Finance plc (the “Issuer”) are constituted and secured by, and are subject to, and have the benefit of, a trust deed (such trust deed as modified and/or restated and/or supplemented from time to time, the “Trust Deed”) dated 24 September 2010 between the Issuer and Deutsche Trustee Company Limited as trustee (the “Trustee”, which expression shall include its successor(s)) for the holders of the Notes (the “Noteholders”).

The Issuer has authorised the creation, issue and sale of the Notes for the sole purpose of financing a U.S.$200,000,000 Loan (the “Loan”) to Public Joint-Stock Company Commercial Bank PrivatBank (the “Bank”). The Issuer and the Bank have recorded the terms of the Loan in an agreement (such agreement as modified and/or restated and/or supplemented from time to time, the “Loan Agreement”) dated 17 September 2010 between the Issuer and the Bank.

In each case where amounts of principal, interest and additional amounts (if any) are stated herein or in the Trust Deed to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to account to the Noteholders on each date upon which such amounts of principal, interest and additional amounts (if any) are due in respect of the Notes, for an amount equivalent to sums of principal, interest and additional amounts (if any) actually received by or for the account of the Issuer pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights (as defined in Condition 3 (Security))). Noteholders must therefore rely solely and exclusively on the covenant to pay under the Loan Agreement and the credit and financial standing of the Bank. Noteholders shall have no recourse (direct or indirect) to any other assets of the Issuer. None of the Noteholders, the Trustee or the other creditors (nor any other person acting on behalf of any of them) shall be entitled at any time to institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, administration, moratorium, reorganisation, controlled management, arrangement, insolvency, winding-up or liquidation proceedings or similar insolvency proceedings under any applicable bankruptcy or similar law in connection with any obligation of the Issuer relating to the Notes or otherwise owed to the creditors or the Trustee for so long as the Notes are outstanding, save for lodging a claim in the liquidation of the Issuer which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer.

In certain circumstances, the Trustee can (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) be required by Noteholders holding at least one-quarter of the principal amount of the Notes outstanding (as defined in the Trust Deed) or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders to exercise certain of its powers under the Trust Deed (including any rights arising under the Loan Administration Assignment (as defined in the Trust Deed)). It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the provisions of an indemnity to it, and it will be for the Noteholders to take action directly.

The statements in these terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of, and definitions in, the Trust Deed. Copies of the Trust Deed and an agency agreement (such agreement as modified and/or restated and/or supplemented from time to time, the “Agency Agreement”) dated 24 September 2010 between the Issuer, Deutsche Bank AG, London Branch, as principal paying agent (the “Principal Paying Agent” and any other paying agents named therein or appointed thereunder and, together with the Principal Paying Agent, the “Paying Agents”, which expressions shall include any successors) and the Trustee are available for inspection during normal business hours by Noteholders and Couponholders (as defined below) at the specified office for the time being of the Trustee, being at the date hereof at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, and at the Specified Office (as defined in the Agency Agreement) of each Paying Agent. The Noteholders and the holders of the related interest coupons (the “Couponholders” and the “Coupons”

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respectively) are entitled to the benefit of, are bound by and are deemed to have notice of all the provisions of the Trust Deed and those applicable to them of the Agency Agreement. Terms defined in the Trust Deed (including the Schedules thereto) shall have the same meaning when used herein, except as otherwise provided.

1.	FORM, DENOMINATION AND TITLE
1.1	Form and denomination: The Notes are serially numbered and in bearer form in the denominations of U.S.$ 100,000 and integral multiples of U.S.$ 1,000 in excess thereof up to and including U.S.$ 199,000 each with Coupons attached on issue.
1.2	Title: Title to the Notes and Coupons passes by delivery. The holder of any Note or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.
2.	STATUS AND LIMITED RECOURSE
2.1	Status

The Notes constitute secured, limited recourse obligations of the Issuer. Recourse in respect of the Notes is limited in the manner described in Condition 2.2 (Limited Recourse) below. The Notes are secured in the manner described in Condition 3 (Security) and shall at all times rank pari passu and without any preference amongst themselves.

2.2	Limited Recourse

The sole purpose of the issue of the Notes is to provide the funds for the Issuer to finance the Loan. In each case where amounts of principal, interest and additional amounts (if any) are stated in these Conditions or in the Trust Deed to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to account to the Noteholders on each date upon which such amounts of principal, interest and additional amounts (if any) are due in respect of the Notes, for an amount equivalent to sums of principal, interest or additional amounts (if any) actually received by or for the account of the Issuer pursuant to the Loan Agreement less any amount in respect of the Reserved Rights (as defined in Condition 3 (Security) below). If the Issuer receives any amount (a “relevant amount”) under the Loan Agreement in a currency other than U.S. dollars, the Issuer’s obligation to make any corresponding payment under these Conditions or the Trust Deed shall be fully satisfied by paying such sum as the Issuer receives having converted the relevant amount into U.S. dollars (after deducting any costs of exchange) at the rate or rates of exchange at which the Issuer may in the ordinary course of business purchase U.S. dollars with the currency so received.

Any payment in respect of the Notes and the Coupons equivalent to the sums actually received (and not required to be repaid pursuant to appropriate Ukrainian bankruptcy legislation) by or for the account of the Issuer by way of principal, interest or additional amounts (if any) pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights) will be made pro rata among all Noteholders and Couponholders (as the case may be), on or as soon as practicable after the date of the receipt of, and in the currency of, and subject to the conditions attaching to, the equivalent payment pursuant to the Loan Agreement. The Issuer shall not be liable to make any payment in respect of the Notes or the Coupons other than as expressly provided in these Conditions and in the Trust Deed. The Issuer shall not be under any obligation to exercise in favour of the Noteholders or Couponholders any rights of set-off or of banker’s lien or to combine accounts or counterclaim that may arise out of other transactions between the Issuer and the Bank.

It is a condition of the Notes that:

2.2.1	neither the Issuer nor the Trustee makes any representation or warranty in respect of, and shall at no time have any responsibility for or liability or obligation in respect of, or, save as otherwise expressly provided in the Trust Deed or in Condition 2.2.6 below, the performance and observance by the Bank of its obligations under the Loan Agreement or the recoverability of any sum of principal or interest (or any additional amounts) due or to become due from the Bank under the Loan Agreement;
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2.2.2	neither the Issuer nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, the condition (financial, operational or otherwise), creditworthiness, affairs, status, nature or prospects of the Bank;
2.2.3	neither the Issuer nor the Trustee shall at any time be liable for any misrepresentation or breach of warranty or any act, default or omission of the Bank under, or in respect of, the Loan Agreement;
2.2.4	neither the Issuer nor the Trustee shall at any time have any responsibility for, or liability or obligation in respect of, the performance and observance by the Principal Paying Agent or any Paying Agent of their respective obligations under the Agency Agreement;
2.2.5	the financial servicing and performance of the terms of the Notes and the Coupons depend solely and exclusively upon performance by the Bank of its obligations under the Loan Agreement, its covenant to pay under the Loan Agreement and its credit and financial standing. The Bank has represented and warranted to the Issuer in the Loan Agreement that the Loan Agreement constitutes legal, valid and binding obligations of the Bank. The representations and warranties given by the Bank in Clause 10 (Representation and Warranties of the Borrower) of the Loan Agreement are given by the Bank to the Issuer for the benefit of the Issuer and neither the Trustee, any Noteholder nor any Couponholder shall have any remedies or rights against the Bank that the Issuer may have with respect to such representations or warranties, other than any right the Trustee may have pursuant to the Loan Administration Assignment (as defined in Condition 3 (Security) below);
2.2.6	the Issuer and, pursuant to the Loan Administration Assignment, the Trustee will and are entitled to rely on self-certification by the Bank and, where applicable, certification by third parties as a means of monitoring whether the Bank is complying with its obligations under the Loan Agreement and shall not otherwise be responsible for investigating any aspect of the Bank’s performance in relation to the Loan Agreement and, subject as further provided in the Trust Deed, neither the Issuer nor the Trustee will be liable for any failure to make any investigation which might be made by a lender or a security holder in relation to the Loan or the property which is the subject of the Security Interests (as defined in Condition 3 (Security) below) and held by way of security for the Notes, as applicable, and the Trustee shall not be bound to enquire into or be liable for any defect or failure in the right or title of the Issuer to the property which is the subject of the Security Interests whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not, nor will it have any liability for the enforceability of the security created by the Security Interests whether or not as a result of any failure, omission or defect in registering or filing or otherwise protecting or perfecting such security and the Trustee will have no responsibility for the value of such security;
2.2.7	if the Bank is required by law to make any withholding or deduction for or on account of tax from any payment under the Loan Agreement or if the Issuer is required by law to make any withholding or deduction for or on account of tax from any payment in respect of the Notes, the sole obligation of the Issuer will be to pay to the Noteholders sums equivalent to the sums actually received from the Bank pursuant to the Loan Agreement in respect of such payment, including, if applicable, additional amounts in respect of the tax required to be so withheld or deducted; the Issuer shall not be obliged to take any actions or measures as regards such deductions or withholdings other than those set out in Clause 7 (Taxes) of the Loan Agreement; and
2.2.8	neither the Issuer nor the Trustee shall at any time be required to expend or risk their own funds or otherwise incur any financial liability in the performance of their obligations or duties or the exercise of any right, power, authority or discretion pursuant to these Conditions until they have received the funds from the Bank that are necessary (in its opinion) to cover the costs and expenses in connection with such performance or exercise.

Save as otherwise expressly provided in these Conditions and in the Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement or the Loan exists for the benefit of the Noteholders. Subject to the terms of the Trust Deed, no Noteholder or Couponholder will have any entitlement to enforce any of the provisions in the Loan Agreement or have direct recourse to the Bank except through action by the Trustee in respect of the Security

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Interests. Neither the Issuer nor the Trustee (as the case may be) shall be required to take proceedings to enforce payment under the Loan Agreement unless, subject to the more detailed provisions of the Trust Deed, it has been indemnified and/or secured and/or pre-funded to its satisfaction against all liabilities, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

Payments made by the Bank under the Loan Agreement to, or to the order of, the Trustee or (subject to the provisions of the Trust Deed) the Principal Paying Agent will satisfy pro tanto the obligations of the Issuer in respect of the Notes and Coupons.

Notwithstanding any other provisions of these Conditions and the provisions in the Trust Deed, the Trustee and the Noteholders and Couponholders shall have recourse only to the property subject to the Security Interests in accordance with the provisions of the Trust Deed. After realisation of the Security Interests which have become enforceable, the obligations of the Issuer with respect to the Trustee and the Noteholders and Couponholders in respect of the Notes and Coupons shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished. In particular, neither the Trustee nor any Noteholder or Couponholder shall petition or take any other step for the winding-up of the Issuer.

Noteholders and Couponholders are deemed to have accepted and agreed that they will be relying solely and exclusively on the performance of the Bank of its obligations under the Loan Agreement which depends on the credit and financial standing of the Bank in respect of the financial servicing of the Notes.

3.	SECURITY

The obligations of the Issuer under the Notes and all other moneys payable under the Trust Deed are secured by the following security (together referred to as the “Charge”):

(i)	a charge by way of first fixed security in favour of the Trustee of all its rights to principal, interest and other amounts paid and payable by the Bank to the Issuer as lender in respect of the Loan under the Loan Agreement;
(ii)	a charge by way of first fixed security in favour of the Trustee of the right to receive all sums which may be paid or be or become payable by the Bank under any claim, award or judgment relating to the Loan Agreement;
(iii)	a charge by way of first fixed security in favour of the Trustee of all its rights, title and interest in and to all sums of money now or in the future deposited in an account in the name of the Issuer with the Principal Paying Agent, account number 0196713 0000 USD 000 CTA, MTAG 19671300 together with the debts represented thereby (other than interest from time to time earned thereon) (the “Account”); and
(iv)	a charge by way of first fixed security in favour of the Trustee of all its rights, title and interest in Permitted Investments (as defined in the Trust Deed) if any,

(other than Reserved Rights (as defined below)) (the “Charged Property”).

“Reserved Rights” means the Issuer’s right to amounts in respect of any rights, interests and benefits of the Issuer under the following clauses of the Loan Agreement: Clause 3.2 (Payment of Fees), Clause 5.3 (Calculation of Additional Interest), Clause 6.3 (Prepayment upon Illegality) and Clause 6.4 (Prepayment in the event of a Change of Control) (other than the right to receive any amounts payable under such Clauses 6.3 and 6.4), Clause 6.7 (Costs of Prepayment/Repayment) (second sentence thereof), Clause 7.1 (Additional Amounts) (penultimate sentence thereof), Clause 7.3.1 and, to the extent it does not relate to a withholding or deduction in respect of a payment to a Noteholder, Clause 7.3.2, Clause 7.5 (Tax Credits and Tax Refunds), Clause 7.7 (Delivery of Forms), Clause 9 (Change in Circumstances), Clause 10 (Representations and Warranties of the Borrower), Clause 15 (Accrual of Interest and Indemnity) and Clause 18 (Costs and Expenses).

The Issuer, pursuant to the Trust Deed, with full title guarantee will assign absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all the rights, interests and benefits, both present and future, which have accrued or may accrue to the Issuer as lender under or pursuant to the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Bank

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thereunder), other than and excluding the rights subject to the Charge described in Condition 3(i) above and the Reserved Rights (the “Loan Administration Assignment”, and together with the Charge, the “Security Interests”).

In certain circumstances, the Trustee may (subject to its being indemnified and/or secured and/or pre-funded to its satisfaction) be required in writing by Noteholders holding at least one-quarter of the principal amount of the Notes outstanding or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders to exercise certain of its powers under the Trust Deed (including those arising in connection with the Security Interests).

4.	ISSUER’S COVENANT

As provided in the Trust Deed, so long as any of the Notes or Coupons remain outstanding (as defined in the Trust Deed), the Issuer will not, without the prior written consent of the Trustee or an Extraordinary Resolution, agree to any amendment to or any modification or waiver of, or authorise any breach or proposed breach of, or give any consent under, the terms of the Loan Agreement and (to the extent reasonably practicable) will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided in the Trust Deed or the Loan Agreement. Any such amendment, modification, waiver, consent or authorisation made with the consent of the Trustee shall be binding on the Noteholders and, unless the Trustee agrees otherwise, any such amendment or modification shall be notified by the Issuer to the Noteholders and Couponholders in accordance with Condition 15 (Notices).

5.	INTEREST

On each Interest Payment Date (or such later date as amounts equivalent to amounts of interest are received from the Bank) the Issuer shall account to the Noteholders and/or Couponholders for an amount equivalent to amounts of interest actually received by or for the account of the Issuer pursuant to the Loan Agreement, which interest under the Loan Agreement is equal to 9.375 per cent. per annum as set out in Clause 5.2 (Calculation of Interest) of the Loan Agreement (the “Rate of Interest”).

The amount of interest payable on an Interest Payment Date shall be calculated by applying the Rate of Interest to the aggregate outstanding principal amount of the Notes, dividing the product by two and rounding the resultant figure to the nearest cent (half a cent being rounded upwards), except that the total aggregate amount of interest payable on the first Interest Payment Date shall be U.S.$9,322,916.67. If interest is required to be calculated for any other period, it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

In this Condition 5, “Interest Payment Date” means 23 March and 23 September of each year, commencing on 23 March 2011.

6.	REDEMPTION AND PURCHASE
6.1	Final Redemption

All the Notes will be redeemed at their outstanding principal amount on 23 September 2015 or, if such a day is not a business day, the next succeeding business day (the “Redemption Date”), unless previously redeemed pursuant to this Condition 6 or Condition 13 (Enforcement).

In this Condition 6.1, “business day” means a day (other than a Saturday or Sunday) on which banks generally are open for business in New York City, London and Kyiv.

6.2	Mandatory Redemption

The Notes will be redeemed in whole, but not in part, at any time, on giving not less than 15 days’ nor more than 90 days’ notice to the Noteholders in accordance with Condition 15 (Notices) (which notice shall be irrevocable) at the outstanding principal amount thereof, together with interest accrued to the date fixed for redemption if, immediately before giving such notice, the Issuer satisfies the Trustee as set out below in this Condition 6.2 that:

(a)	the Issuer has received a notice of prepayment from the Bank pursuant to Clause 6.2 (Prepayment for Tax Reasons and Change in Circumstances) of the Loan Agreement;
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(b)	the Issuer has delivered a notice to the Bank requiring the Bank to repay the whole (but not part only) of the Loan in accordance with the provisions of Clause 6.3 (Repayment upon Illegality) of the Loan Agreement; or
(c)	the Issuer has received a notice of Change of Control (as defined in the Loan Agreement) pursuant to Clause 6.4 (Prepayment in the event of a Change of Control) of the Loan Agreement.

Prior to the publication of any notice of redemption referred to in this Condition 6.2, the Issuer shall deliver to the Trustee a certificate signed by two officers of the Issuer stating (i) that the Issuer is entitled to effect such redemption in accordance with this Condition 6.2; (ii) the text of the Bank’s notice of prepayment or details of the circumstances contemplated by Clause 6.2 (Prepayment for Tax Reasons and Change in Circumstances), Clause 6.4 (Prepayment in the event of a Change of Control) or Clause 6.3 (Repayment upon Illegality) of the Loan Agreement, as the case may be; and (iii) the date fixed for redemption of the Notes. The Trustee shall accept the certificate of the Issuer as sufficient evidence of the satisfaction of the applicable condition set out above, which shall be conclusive and binding on all parties and the Noteholders.

Upon the expiry of any such notice as is referred to in this Condition 6.2, the Issuer shall be bound to redeem the Notes in accordance with this Condition 6, subject as provided in Condition 7 (Payments).

6.3	No other Redemption

The Issuer shall not be entitled to redeem the Notes otherwise than as provided in this Condition 6.

6.4	Purchase

The Bank or any of its subsidiaries may at any time purchase or otherwise acquire Notes in the open market or otherwise and at any price. Such Notes may be held, reissued, resold or surrendered by the purchaser through the Issuer to the Principal Paying Agent for cancellation.

7.	PAYMENTS
7.1	Payments

Payments of principal and interest upon redemption will be made against presentation and surrender (or, in the case of a partial payment, endorsement) of the relevant Notes at the Specified Office of any Paying Agent (subject to the next paragraph) outside the United States by U.S. dollar cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for redemption, by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City.

Payments of interest (other than interest due on redemption) shall be made by U.S. dollar cheque drawn on, or upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Coupons at the Specified Office of any Paying Agent outside the United States.

Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in U.S. dollars when due; (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions; and (iii) payment is permitted by applicable United States law.

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 8 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

If the due date for payment of interest or principal is not a business day, the holder of a Note or Coupon shall not be entitled to payment of the amount due until the next following business day and shall not be entitled to any further interest or other payment in respect of any such delay. In this paragraph, “business day” means, in relation to any place, a day on which commercial banks

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and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place.

If a Note is presented without all unmatured Coupons relating thereto, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the principal amount of such Note, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the principal amount of such Note. Each sum of principal so deducted shall be paid in the manner provided above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted as above).

If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

Save as directed by the Trustee pursuant to the Trust Deed, the Issuer will require the Bank to make all payments of principal and interest to be made pursuant to the Loan Agreement to the Principal Paying Agent to an account in the name of the Issuer. Under the Charge, the Issuer will charge by way of first fixed charge all its rights, title and interest in and to all sums of money then or in the future deposited in such account in favour of the Trustee for the benefit of the Noteholders.

7.2	Initial Paying Agents

The name of the Principal Paying Agent and its initial Specified Office is set out at the end of these Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of the Principal Paying Agent, or any of the Paying Agents, and appoint additional or other paying agents provided that it will, subject to Condition 2.2.8, at all times maintain:

7.2.1	a paying agent with a Specified Office in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive on the Taxation of Savings Income in the form of Interest Payments (Directive 2003/48/EC) or any other Directive implementing or complying with, or introduced to conform to, the conclusions of the ECOFIN Council meeting of 26-27 November 2000; and
7.2.2	a Principal Paying Agent having a Specified Office in a major European city approved by the Trustee.

Notice of any termination or appointment and of any changes in Specified Offices will be given to the Noteholders and Couponholders in accordance with Condition 15 (Notices).

7.3	Payment obligations limited

The obligations of the Issuer to make payments of principal, interest and additional amounts (if any) in respect of the Notes or the Coupons shall constitute an obligation only to account to the Noteholders and Couponholders on each Interest Payment Date or such other date upon which a payment is due in respect of the Notes or the Coupons for an amount equivalent to and in the same currency as amounts of principal, interest and/or additional amounts (if any) actually received by or for the account of the Issuer pursuant to the Loan Agreement less any amounts in respect of the Reserved Rights.

8.	TAXATION

All payments of principal and interest by or on behalf of the Issuer in respect of the Notes or the Coupons shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature (“Taxes”) imposed or levied by or on behalf of the United Kingdom or Ukraine or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction of Taxes is required by law. In that case, the Issuer shall, subject as provided below, pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and the Couponholders after the withholding or deduction shall equal the respective amounts which would

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have been receivable in respect of the Notes or the Coupons in the absence of the withholding or deduction, except that no additional amounts shall be payable in respect of any Note or Coupon:

8.1	presented for payment by or on behalf of a holder which is liable to Taxes in respect of such Note or Coupon by reason of his having some connection with the United Kingdom or Ukraine other than the mere holding of the Note or Coupon; or
8.2	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive on the Taxation of Savings Income in the form of Interest Payments (Directive 2003/48/EC) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or
8.3	presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or
8.4	presented for payment by or on behalf of a holder more than 30 days after the Relevant Date (as defined below) except to the extent that the relevant holder would have been entitled to additional amounts on presenting the relevant Note or Coupon for payment on the last day of the period of 30 days.

Notwithstanding the foregoing provisions, the Issuer shall only make such payments to the Noteholders or Couponholders to the extent and at such time as it shall have actually received an equivalent amount from the Bank under the Loan Agreement subject always to the provisions of Condition 2 (Status and Limited Recourse).

To the extent that the Issuer does not receive from the Bank such equivalent amount in full, the Issuer shall account to each Noteholder or Couponholder for an additional amount equivalent to a pro rata proportion of such additional amount (if any) as is actually received by, or for the account of, the Issuer pursuant to the provisions of the Loan Agreement on or as soon as may be practicable after the date of the receipt of, in the currency of, and subject to any conditions attaching to the payment of, such additional amount by the Issuer.

In these Conditions, “Relevant Date” means the date on which the payment in question first becomes due except that, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which (the full amount of the money having been so received) notice to that effect has been duly given to the Noteholders and Couponholders by the Issuer in accordance with Condition 15 (Notices).

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 8 or any undertaking given in addition to or in substitution for this Condition pursuant to the Trust Deed or the Loan Agreement.

If the Issuer or the Bank becomes subject at any time to any taxing jurisdiction other than the United Kingdom or Ukraine, as the case may be, references in these Conditions to the United Kingdom and/or Ukraine shall be construed as references to the United Kingdom and/or Ukraine and/or such other jurisdiction.

9.	PRESCRIPTION

Notes will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect thereof, subject to the provisions of Condition 7 (Payments).

10.	REPLACEMENT OF NOTES AND COUPONS

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupon must be surrendered before replacements will be issued.

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11.	TRUSTEE AND PAYING AGENTS
11.1	Indemnification of the Trustee

The Trust Deed and the Fees Letter (as defined in the Loan Agreement) contain, inter alia, provisions for the indemnification of the Trustee, provisions for its relief from responsibility, including relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction, and provisions entitling it to be paid its costs and expenses in priority to the claims of the Noteholders or Couponholders.

The Trustee’s responsibilities are solely those of trustee for the Noteholders on the terms of the Trust Deed. Accordingly, the Trustee makes no representations and assumes no responsibility for the validity or enforceability of the Loan Agreement or the security created in respect thereof or for the performance by the Issuer of its obligations under or in respect of the Notes and the Trust Deed or by the Bank in respect of the Loan Agreement. The Trustee is entitled to assume that the Bank is performing all of its obligations pursuant to the Loan Agreement and that no Event of Default, Potential Event of Default, Change of Control, Rating Decline, Negative Ratings Event (as each such term is defined in the Loan Agreement) or Relevant Event has occurred (and shall have no liability for doing so) until it has actual knowledge to the contrary.

The Trustee shall have no liability to Noteholders for any shortfall they may suffer if it is liable for tax in respect of any payments received by it or as a result of the Security Interests being held or enforced by it.

11.2	Trustee contracting with the Issuer and the Bank

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or the Bank and/or any subsidiary of the Issuer and/or the Bank and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Bank and/or any subsidiary of the Issuer and/or the Bank; (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders; and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

11.3	Trustee to have regard to interests of Noteholders as one class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.

11.4	Paying Agents

In acting under the Agency Agreement and in connection with the Notes, the Paying Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

11.5	Trustee determinations and disclosure

The Trustee may, in making any determination under these Conditions, the Trust Deed or the Loan Agreement, act on the opinion or advice of, or information obtained from, any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant, auditor or other expert and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from it so acting or not acting notwithstanding that such opinion or advice (or the engagement letter

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relating thereto) contains a limitation on liability or, in the case of the auditors, disclaims all liability.

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder any confidential financial or other information made available to the Trustee by the Issuer or the Bank.

12.	MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, SUBSTITUTION AND APPOINTMENT
12.1	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including any modification of, or any arrangement in respect of, the Notes or the Trust Deed. Noteholders will, in respect of any vote by poll, be entitled to one vote per U.S.$ 1,000 in principal amount of Notes held by them. Special quorum provisions apply for meetings of Noteholders convened for the purpose of amending certain terms concerning, inter alia, the amount payable on, and the currency of payment in respect of, the Notes and the amounts payable and currency of payment under the Loan Agreement.

Any resolution duly passed at a meeting of Noteholders will be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all holders of Notes then outstanding who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders of Notes then outstanding.

12.2	Modification

The Trustee may agree, without the consent of the Noteholders or Couponholders, subject to the provisions of the Trust Deed, (a) to any modification of these Conditions and the Trust Deed and the Loan Agreement (other than in respect of a Reserved Matter) which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Noteholders or the Couponholders; or (b) to any modification of these Conditions and the Trust Deed and the Loan Agreement which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error. The Trustee may also, subject to the provisions of the Trust Deed, waive or authorise or agree to the waiving or authorising of any breach or proposed breach by the Issuer of these Conditions or the Trust Deed, or by the Bank of the terms and conditions of the Loan Agreement, or determine that any event which would or might otherwise give rise to (i) a right of acceleration under the Loan Agreement; or (ii) a Relevant Event shall not be treated as such, if, in the opinion of the Trustee, to do so would not be materially prejudicial to the interests of the Noteholders or Couponholders. Any such modification, waiver or authorisation shall be binding on the Noteholders or Couponholders and, unless the Trustee agrees otherwise, any such modification shall be promptly notified to the Noteholders or Couponholders.

12.3	Substitution of the Issuer

The Trust Deed contains provisions to the effect that the Issuer may, having obtained the consent of the Trustee (which consent may be given without the consent of the Noteholders or Couponholders) and having complied with such requirements as the Trustee may direct in the interests of the Noteholders, substitute any entity in place of the Issuer as issuer and principal obligor in respect of the Notes and as principal obligor under the Trust Deed, subject to the relevant provisions of the Trust Deed and the substitute’s rights under the Loan Agreement being charged and assigned, respectively, to, and to the satisfaction of, the Trustee as security for the payment obligations of the substitute obligor under the Trust Deed and the Notes. Such substitution shall be notified to the Noteholders and the Couponholders as soon as practicable thereafter and in accordance with Condition 15 (Notices).

12.4	Appointment or removal of Trustee

The Trust Deed contains provision for the appointment or removal of a Trustee by a meeting of Noteholders passing an Extraordinary Resolution (as defined in the Trust Deed), provided that in the case of the removal of a Trustee, at all times there remains a trustee in office in respect of the

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Notes. Any appointment or removal of a Trustee shall be notified to the Noteholders in accordance with Condition 15 (Notices). The Trustee may also resign such appointment giving not less than three months’ notice to the Noteholders provided that such resignation shall not become effective unless there remains a Trustee in office after such resignation.

13.	ENFORCEMENT
13.1	Enforcement by the Trustee

At any time after an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing, or a Relevant Event (as defined below) shall have occurred and be continuing, the Trustee may, at its discretion and without notice, institute such steps, actions or proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

13.1.1	it has been so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and
13.1.2	it has been indemnified and/or provided with security and/or pre-funded to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

In the case of an Event of Default or a Relevant Event the Trustee may, and shall if requested to do so by Noteholders holding at least one-quarter in principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution and, in either case, subject to its being secured and/or indemnified and/or pre-funded to its satisfaction, (a) (in the case of an Event of Default) declare or require the Issuer to declare all amounts payable under the Loan Agreement by the Bank to be due and payable; or (b) (in the case of a Relevant Event) subject to Condition 2.2 (Limited Recourse), enforce the security created in the Trust Deed in favour of the Trustee. Subject to Condition 2.2.8 upon repayment of the Loan following an Event of Default, the Notes (and related Coupons) will be redeemed or repaid at their principal amount together with interest accrued to the date fixed for redemption and thereupon shall cease to be outstanding.

For the purposes of these Conditions, “Relevant Event” means any of (a) the failure by the Issuer to make any payment of principal or interest on the Notes when the same is due to be made by the Issuer and such failure is not remedied with five (5) Business Days (as defined in the Loan Agreement) of the due date for that payment; (b) the making of an order in proceedings in the United Kingdom in respect of the winding up or dissolution of the Issuer or for a composition with the Issuer’s creditors; and (c) the passing of an effective resolution for the winding up or dissolution of the Issuer.

13.2	Enforcement by the Noteholder

No Noteholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and the failure is continuing.

14.	FURTHER ISSUES

The Issuer may from time to time, without the consent of the Noteholders or Couponholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue price, issue date and/or first payment of interest on such further notes) so as to be consolidated and form a single series with the Notes (“Further Notes”). Such Further Notes shall be issued under a deed supplemental to the Trust Deed. In relation to any issue of Further Notes (i) the Issuer will enter into a supplemental loan agreement with the Bank on substantially the same terms as the Loan Agreement (or on the same terms except for the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders or Couponholders; and (ii) the Security Interests granted in respect of the Notes will be amended or supplemented so as to secure amounts due in respect of such Further Notes also and/or the Issuer will provide a further fixed charge in favour of the Trustee in respect of certain rights and interests under the Loan Agreement or any further loan agreement and will assign absolutely certain of its rights and interests under the Loan Agreement or any further loan agreement and any loan

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assignment equivalent to the rights charged and assigned as security in relation to the Issuer’s rights under the original Loan Agreement to secure amounts due on the Notes and such Further Notes.

15.	NOTICES

Notices to Noteholders will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) or, if in the opinion of the Trustee such publication shall not be practicable, in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

16.	GOVERNING LAW

The Trust Deed, the Loan Agreement, the Notes and the Coupons and any non-contractual obligations arising out of or in connection with them shall be governed by, and shall be construed in accordance with, English law.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

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Schedule 5
Provisions For Meetings of Noteholders

1	Definitions

In this Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)	certifying:
(i)	that certain specified Notes (each a “Blocked Note”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Paying Agent that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or
(ii)	that each holder of certain specified Notes (each a “Relevant Note”) or a duly authorised person on its behalf has instructed the Principal Paying Agent that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and
(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 6 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from a Paying Agent signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to a Paying Agent not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

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(a)	any such person whose appointment has been revoked and in relation to whom a Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and
(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and
(b)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two thirds;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and
(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one third;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes,
(b)	to reduce the amount of principal or interest payable on any date in respect of the Notes,
(c)	or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;
(d)	to change the amount of principal and interest payable under the Loan Agreement;
(e)	to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 16.4 of this Trust Deed);
(f)	to change the currency in which amounts due in respect of the Notes and under the Loan Agreement are payable;
(g)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution;
(h)	to alter the governing law of the Conditions, the Trust Deed or the Loan Agreement;
(i)	to change any date fixed for payment of principal or interest under the Loan Agreement;
(j)	to alter the method of calculating the amount of any payment under the Loan Agreement;
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(k)	to change the currency of payment or, without prejudice to the rights under Clause 16.2, to change the definition of “Event of Default” under the Loan Agreement; or
(l)	to amend this definition;

“Voter” means, in relation to any Meeting, a Proxy or a Noteholder; provided, however, that any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and a Paying Agent notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of all holders of the Notes then outstanding who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes then outstanding;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2	Issue of Block Voting Instructions and Forms of Proxy

The holder of a Note may require the Principal Paying Agent to issue a Block Voting Instruction by arranging (to the satisfaction of the Principal Paying Agent) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Note may require the Principal Paying Agent to issue a Block Voting Instruction by delivering to any Paying Agent written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from a Paying Agent. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

3	References to Blocking/Release of Notes

Where Notes are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4	Convening of Meeting

The Issuer (subject to Clause 2.7 of the Trust Deed) or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses thereby occasioned (i) upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes or (ii) at the request of the Borrower. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

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5	Notice

At least 14 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents and the Principal Paying Agent (with a copy to the Issuer and the Borrower) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee (with a copy to the Borrower). The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Principal Paying Agent or by executing and delivering a Form of Proxy to the Specified Office of a Paying Agent, in either case until 48 hours before the time fixed for the Meeting.

6	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman (who may, but need not, be a Noteholder). The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

7	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

8	Adjournment for want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and
(b)	in the case of any other Meeting (unless the Issuer, the Borrower and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:
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(i)	the Meeting shall be dissolved if the Issuer, the Borrower and the Trustee together so decide; and
(ii)	no Meeting may be adjourned more than once for want of a quorum.
9	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

10	Notice Following Adjournment

Paragraph 5 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and
(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

11	Participation

The following may attend and speak at a Meeting:

(a)	Voters;
(b)	representatives of the Borrower, the Issuer and the Trustee;
(c)	the financial advisers of the Borrower, the Issuer and the Trustee;
(d)	the legal counsel to the Borrower, the Issuer and the Trustee and such advisers;
(e)	the Principal Paying Agent; and
(f)	any other person approved by the Meeting or the Trustee.
12	Show of Hands

Except where the proviso to paragraph 7 (Quorum) applies, every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

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13	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

14	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and
(b)	on a poll, one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him, provided, however, that for so long as the Notes are represented by a Global Note which is held on behalf of Euroclear and Clearstream, Luxembourg and the rules of Euroclear and Clearstream, Luxembourg permit the Notes to be traded in amounts above U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof, each Voter shall have one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

15	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Principal Paying Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

16	Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;
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(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of or any arrangement in respect of the rights of the Noteholders or Couponholders against the Issuer, or of the Issuer against the Borrower, whether such rights arise under this Trust Deed, the Notes, the Loan Agreement or otherwise under or in respect of the Notes;
(c)	(other than as permitted under Clause 16.4 of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;
(d)	to assent to any alternation of the provisions contained in the Notes, the Trust Deed or any other Transaction Document which shall be proposed by the Issuer, the Borrower or the Trustee;
(e)	to waive any breach or authorise any proposed breach by the Issuer or the Borrower, as the case may be, of its obligations under or in respect of this Trust Deed, the Loan Agreement or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;
(f)	to remove any Trustee;
(g)	to approve the appointment of a new Trustee;
(h)	to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;
(i)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;
(j)	to give any other authorisation or approval which under this Trust Deed, the Notes or any other Transaction Document is required to be given by Extraordinary Resolution; and
(k)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.
17	Extraordinary Resolution binds all Holders

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders and shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents and the Principal Paying Agent (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting. Couponholders are deemed to have notice of and be bound by all Extraordinary Resolutions passed at a duly convened Meeting.

18	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

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19	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

20	Further Regulations

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them and making provision for the issuance of voting certificates in respect of the definitive Notes, as the Trustee may in its sole discretion determine.

21	Several Series

The following provisions shall apply where outstanding Notes belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one series shall be transacted at a separate Meeting of the holders of the Notes of that series.
(b)	Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Notes of one such series and the holders of Notes of any other such series shall be transacted either at separate Meetings of the holders of the Notes of each such series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

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Schedule 6
Form of Notice of Charge and Assignment
by Way of Security of Loan Agreement

To:	Public Joint-Stock Company Commercial Bank “PrivatBank” 50 Naberezhna Peremohy Dnipropetrovsk Ukraine 49094

24 September 2010

Dear Sirs

Loan Agreement dated 17 September 2010
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) and UK SPV Credit Finance plc (the “Lender”) relating to a Loan of U.S.$200,000,000 (the “Loan”) (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 24 September 2010 made between the Issuer and Deutsche Trustee Company Limited (the “Trustee”) relating to U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 2015 of UK SPV Credit Finance plc (the “Issuer”) (the “Notes”). We hereby give you notice in your capacity as Borrower that as contemplated by Clause 19 of the Loan Agreement we have on 24 September 2010 by virtue of the provisions of Clause 4.1 of the Trust Deed charged by way of first fixed charge in favour of the Trustee, to secure the payment of all amounts due under the Notes equivalent to principal and/or interest under the Loan and all other moneys payable under the Trust Deed or in respect of the Notes subject to the proviso for redemption and repayment set out in Clause 4:

(i)	all of the Issuer's rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Loan Agreement;
(ii)	all of the Issuer's rights, interest and benefit in and to all sums held on deposit from time to time in the Lender Account together with the debt represented thereby; and
(iii)	all of the Issuer's rights, interest and benefit in and to any Permitted Investments.

Provided that our rights as lender under Clause 3.2 (Payment of Fees), Clause 5.3 (Calculation of Additional Interest), Clause 6.3 (Prepayment upon Illegality) and Clause 6.4 (Prepayment in the event of a Change of Control) (other than the right to receive any amounts payable under such Clauses 6.3 and 6.4), Clause 6.7 (Costs of Prepayment/Repayment) (second sentence thereof), Clause 7.1 (Additional Amounts) (penultimate sentence thereof), Clause 7.3.1 and, to the extent it does not relate to a withholding or deduction in respect of a payment to a Noteholder, Clause 7.3.2, Clause 7.5 (Tax Credits and Tax Refunds), Clause 7.7 (Delivery of Forms), Clause 9 (Change in Circumstances), Clause 10 (Representations and Warranties of the Borrower), Clause 15 (Accrual of Interest and Indemnity) and Clause 18 (Costs and Expenses)of the Loan Agreement shall not be subject to such charge.

In addition, we hereby give you notice in your capacity as Borrower that as contemplated by Clause 19 of the Loan Agreement we have on 24 September 2010 by virtue of the provisions of Clause 4.2 of the Trust Deed assigned absolutely by way of security to the Trustee all the rights,

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interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower) other than any rights, interests and benefits charged to the Trustee pursuant to Clause 4.1 of the Trust Deed and any rights and benefits excluded from such charge as set forth in the proviso therein.

The Issuer hereby unconditionally instructs and authorises the Borrower:

(a)	to disclose to the Trustee without any reference to or further authority from the Issuer such information relating to the Loan Agreement or the Loan as the Trustee may at any time and from time to time request the Borrower to disclose to it; and
(b)	to hold all sums from time to time standing to the credit of the Lender Account to the order of the Trustee; and
(c)	at any time and from time to time upon receipt by the Borrower of instructions from the Trustee in writing in respect of the assignment in Clause 4.2 of the Trust Deed, to act in accordance with such instructions without any reference to or further authority from the Issuer.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and Trustee together give the Borrower notice in writing revoking them.

This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

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Yours faithfully

for and on behalf of
UK SPV CREDIT FINANCE PLC
as Issuer

By	_________________________ Name: Title:

cc:

Deutsche Trustee Company Limited
Winchester House
One Great Winchester Street
London EC2N 2DB
United Kingdom

Attention: Trust & Securities Services
Fax: +44 20 7547 6149

cc:

Deutsche Bank AG, London Branch
Winchester House
One Great Winchester Street
London EC2N 2DB
United Kingdom

Attention: Trust & Securities Services
Fax: +44 20 7547 6149

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Schedule 7
Form of Acknowledgement of Notice of Charge and
Assignment by Way of Security of Loan Agreement

To:	Deutsche Trustee Company Limited Winchester House One Great Winchester Street London EC2N 2DB United Kingdom

24 September 2010

Dear Sirs

Loan Agreement dated 17 September 2010
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) and UK SPV Credit Finance plc (the “Lender”) relating to a Loan of U.S.$200,000,000 (the “Loan”) (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Loan Agreement and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off or any other equities against the Issuer in respect of sums from time to time becoming due to the Issuer under the Loan Agreement;
(b)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or security interest against the Issuer in respect of the Lender Account, the sums therein or the debts represented thereby; and
(c)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Issuer in your favour and the absolute assignment by way of security under the Trust Deed each referred to in the letter a copy of which is attached hereto.

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This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law.

Yours faithfully,

For and on behalf of
PUBLIC JOINT-STOCK COMPANY COMMERCIAL BANK “PRIVATBANK”

By	__________________ Name: Title:

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Schedule 8
Form of Notice of Charge of the Lender Account

To:	Deutsche Bank AG, London Branch Winchester House One Great Winchester Street London EC2N 2DB United Kingdom

24 September 2010

Dear Sirs

Loan Agreement dated 17 September 2010
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) and UK SPV Credit Finance plc (the “Lender”) relating to a Loan of U.S.$200,000,000 (the “Loan”) (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 24 September 2010 and made between the Issuer and Deutsche Trustee Company Limited (the “Trustee”) relating to U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 2015 of UK SPV Credit Finance plc (the “Issuer”) (the “Notes”). We hereby give you notice that we have on 24 September 2010 by virtue of the provisions of Clause 4.1 of the Trust Deed charged by way of first fixed charge as continuing security for the payment of all sums due under the Trust Deed and the Notes all the rights, title and interest in and to all sums of money now or in the future deposited in the account with the number: 0196713 0000 USD 000 CTA, MTAG: 19671300 (with payment details as follows: Correspondent Bank: Deutsche Bank Trust Company Americas, SWIFT: BKTRUS33, Account with Bank: Deutsche Bank AG, London Branch, SWIFT: DEUTGB2L, Beneficiary Name: UK SPV Credit Finance plc, LPN Secured Account, Beneficiary IBAN: GB23 DEUT 4050 8119 6713 00) held in our name with you (the “Lender Account”) and the debts represented by such sums (other than interest from time to time earned thereon).

The Issuer hereby unconditionally instructs and authorises you at any time following a Relevant Event (as defined in the Trust Deed):

(a)	to disclose to the Trustee without reference to or further authority from the Issuer such information relating to the Lender Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;
(b)	to hold all sums from time to time standing to the credit of the Lender Account to the order of the Trustee;
(c)	to pay or release all or any part of the sums standing to the credit of the Lender Account in accordance with the written instructions of the Trustee; and
(d)	to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge and pledge specified above, the sums standing to the credit of the Lender Account or the debts represented thereby which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and the Trustee together give you notice in writing revoking them.

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This letter and any non-contractual obligations arising out of or in connection with it, shall be governed and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully,

for and on behalf of
UK SPV CREDIT FINANCE PLC
as Issuer

By Name: Title:	By Name: Title:

cc:	Deutsche Trustee Company Limited Winchester House One Great Winchester Street London EC2N 2DB United Kingdom

Attention: Trust & Securities Services

Fax: +44 20 7547 6149

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Schedule 9
Form of Acknowledgement of Notice of Charge of the Lender Account

To:	Deutsche Trustee Company Limited Winchester House One Great Winchester Street London EC2N 2DB United Kingdom

24 September 2010

Dear Sirs

Loan Agreement dated 17 September 2010
between Public Joint-Stock Company Commercial Bank “PrivatBank” (the “Borrower”) and UK SPV Credit Finance plc (the “Lender”) relating to a Loan of U.S.$200,000,000 (the “Loan”) (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Lender Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(i)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or Security Interests against the Issuer in respect of the Lender Account, the sums therein or the debts represented thereby; and
(ii)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Lender Account, the sums therein or the debts represented thereby.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Lender Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they will be required by you in connection with the security which has been constituted by the Issuer in your favour under the Trust Deed referred to in the letter a copy of which is attached hereto.

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This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

Yours faithfully,

for and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH
as Principal Paying Agent

By Name: Title:	By Name: Title:

cc:	UK SPV Credit Finance plc Pellipar House First Floor 9 Cloak Lane London EC4R 2RU United Kingdom

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Schedule 10
Trustee’s Powers in relation to the Charged Property and the Transferred Rights

(i)	Power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of the Charged Property or Transferred Rights;
(ii)	power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of the Charged Property or Transferred Rights;
(iii)	power to exercise all or any of the powers or rights which but for the creation of the Security Interests would have been exercisable by the Issuer in respect of the Charged Property or Transferred Rights;
(iv)	power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings;
(v)	power to lodge claims and prove in and to institute, any insolvency proceedings of whatsoever nature relating to the Borrower;
(vi)	power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of the Security Interests to enable the Trustee to exercise and enforce its rights under this Trust Deed; and
(vii)	power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect the Security Interests or to ensure the validity, enforceability or admissibility in evidence of this Trust Deed in any jurisdiction.

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Schedule 11
Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes

To:	Deutsche Trustee Company Limited Winchester House One Great Winchester Street London EC2N 2DB United Kingdom

Fax: +44 20 7547 6149
Attention: Trust & Securities Services

[Date]

Dear Sirs

Trust Deed dated 24 September 2010 relating to U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 2015 (the “Trust Deed”) relating to a Loan Agreement between Public Joint-Stock Company Commercial Bank “PrivatBank” and UK SPV Credit Finance plc (the “Issuer”) relating to a Loan of U.S.$200,000,000 dated 17 September 2010

Terms herein shall have the meaning ascribed to them in the Trust Deed.

Pursuant to Clause 4.2.2 of the Trust Deed:

(i)	we hereby confirm to you and certify that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and
(ii)	we request that you release, reassign or discharge the Transferred Rights to, or to the order of the Issuer;
(iii)	we shall provide you with funds necessary to release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and
(iv)	we agree that no such release, reassignment or discharge of the Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

Yours faithfully,

for and on behalf of
UK SPV CREDIT FINANCE PLC
as Issuer

By	___________________ Name: Title:
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Schedule 12
Form of Release, Reassignment or Discharge of Transferred Rights

To:	UK SPV Credit Finance plc Pellipar House First Floor 9 Cloak Lane London EC4R 2RU United Kingdom

[Date]

Dear Sirs

Trust Deed dated 24 September 2010 relating to U.S.$200,000,000 9.375 per cent. Loan Participation Notes due 2015 (the “Trust Deed”) relating to a Loan Agreement between Public Joint-Stock Company Commercial Bank “PrivatBank” and UK SPV Credit Finance plc (the “Issuer”) relating to a Loan of U.S.$200,000,000 dated 17 September 2010

Terms herein shall have the meaning ascribed to them in the Trust Deed.

We have your letter of _________________ whereby pursuant to Clause 4.2.2 of the Trust Deed:

(i)	you have confirmed to us and certified that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes;
(ii)	you have requested that we release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and
(iii)	you have agreed that no such release, reassignment or discharge of the Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

We hereby confirm that you have paid our costs in connection with such release, reassignment or discharge of the Transferred Rights to the Issuer.

We hereby release, reassign or discharge the Transferred Rights under Clause 4.2 of the Trust Deed to the order of the Issuer.

This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

Yours faithfully,

for and on behalf of
DEUTSCHE TRUSTEE COMPANY LIMITED as Trustee

By Name: Title:	By Name: Title:

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EXECUTION CLAUSES

SIGNED as a DEED by

UK SPV CREDIT FINANCE PLC

Acting by
Name:
Title:

Witnessed by:

Name:
Title:

Executed as a DEED by affixing
THE COMMON SEAL OF
DEUTSCHE TRUSTEE COMPANY LIMITED:

By:
Name:
Title:

By:
Name:
Title:

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